AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION-SUBJECT TO CHANGE
	                                                          FILE NO. 333-1220
      -------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              -----------------


                                 GORDON & CO.
                       a Massachusetts Limited Partnership
              (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                            6218                   04-2106089
(State or other jurisdiction      (Primary Standard Industrial (I.R.S Employer
of incorporation or organization)  Classification Code Number)  Identification No.)

                             ONE GATEWAY CENTER
                          NEWTON, MASSACHUSETTS 02158
                               (617) 964-6672
     (Address,including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ------------------

                              MICHAEL B. SALKE
                                GORDON & CO.
                             One Gateway Center
                         Newton, Massachusetts 02158
                                (617) 964-6672
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -----------------

                                   COPY TO:
                             WARREN G. MILLER, ESQ.
                                15 COURT SQUARE
                           BOSTON, MASSACHUSETTS 02108
                                 (617) 227-6493

                               ----------------

                             Amending: The Prospectus
                 Part II, Items 13, 16a, 16b (Exhibits 5, 16 and 23)

          -----------------------------------------------------------------
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
                                  GORDON & CO.
                               ------------------
               CROSS REFERENCE SHEET BETWEEN ITEMS OF S-1 AND PROSPECTUS


            REGISTRATION STATEMENT
              ITEM AND HEADING                                 PROSPECTUS CAPTION
			----------------------							   ------------------
1.      Forepart of the Registration Statement and
          Outside Front Cover Page of Prospectus.....      Facing Page; Cover Page
2.      Inside Front and Outside Back Cover Pages
          of Prospectus..............................      Inside Front and Outside Back Cover Pages
3.      Summary Information, Risk Factors, and
          Ratio of Earnings to Fixed Charges.........      Prospectus Summary (p. 5); Risk Factors
                                                            (p. 9)
4.      Use of Proceeds..............................              *
5.      Determination of Offering Price..............              *
6.      Dilution.....................................              *
7.      Selling Security Holders.....................              *
8.      Plan of Distribution.........................              *
9.      Description of Securities to be Registered...      Description of Gordon Options (p. 14)
10.     Interests of Named Experts and Counsel.......      Organization and Management of Gordon &
                                                            Co. (p. 33)
11(a).  Description of Business......................      Description of Gordon Options (p. 14)
11(b).  Description of Property......................              *
11(c).  Legal Proceedings............................      Litigation Relating to Gordon & Co. (p. 33)
11(d).  Market Price of and Dividends on Regis-
          trant's Common Equity and Related
          Stockholder Matters........................              *
11(e).  Financial Statements.........................      Financial Statements (p. 42)
11(f).  Selected Financial Data......................      (p. 42)
11(g).  Supplementary Financial Information..........              *
11(h).  Management's Discussion and Analysis of
          Financial Condition and Results of
          Operations.................................              *
11(i).  Changes In and Disagreements With
          Accountants on Accounting Matters and
          Financial Disclosure.......................              *
11(j).  Directors and Executive Officers.............      Organization and Management of Gordon &
                                                            Co. (p. 33)
11(k).  Executive Compensation.......................      Organization and Management of Gordon &
                                                            Co. (p. 33)
11(l).  Security Ownership of Certain Beneficial           Organization and Management of Gordon &
          Owners and Management......................       Co. (p. 33)
11(m).  Certain Relationships and Related                  Organization and Management of Gordon &
          Transactions...............................       Co. (p. 33)
12.     Disclosure of Commission Position on In-
          demnification for Securities Act Liabilities             *

----------
* Not applicable

PROSPECTUS
                                   GORDON & CO.
                      8,000 LIMITED PRICE PUT AND CALL OPTIONS

  This prospectus pertains to Gordon & Co. Limited Price Put and Call Options ("Gordon Limited Price Option(s)" or "Limited Price Option(s)") which may be purchased or sold in transactions with Gordon & Co. Gordon Limited Price Options are put and call options, each of which relates to a particular underlying stock, bond, warrant, right or unit, which islisted on a national securities exchange or quoted on an automated quotation system of a national securities association (NASDAQ), or to a particular underlying security issued by the United States of America, or, subject to certain limitations on transfer and exercise, to a standardized stock option or standardized stock index option which is listed on a national securities exchange, all of which are hereinafter referred to as "security" or "securities". Gordon Limited Price Options are issued by Gordon & Co., a broker-dealer registered under the Securities Exchange Act of 1934. Every Limited Price Option issued by Gordon & Co. is registered under the Securities Act of 1933, and all purchasers of such options are entitled to the protection of that Act. Gordon & Co. or any other broker-dealer may be deemed to be an underwriter in a transaction in which it acts on behalf of a purchaser of a Limited Price Option. Purchasers of Limited Price Options are entitled to the protection of the applicable provisions of the Securities Exchange Act of 1934.

  The prices (also referred to as premiums) at which Gordon Limited Price Options may be purchased are determined by agreement of the parties in a transaction with Gordon & Co. The premiums are paid to Gordon & Co.

SUMMARY OF COSTS OF GORDON LIMITED PRICE OPTIONS, ALL SUBJECT TO NEGOTIATION AND CHANGE (See page 31 for more details).

PREMIUM: 11 1/2% to 30% of the market value of the underlying security when the security is traded on a national securities exchange. 15 1/2% to 40% of the market value of the underlying security when the security is quoted on NASDAQ. Premiums for Limited Price Options on standardized stock or standardized index options are specially negotiated.

ADDITIONAL PREMIUM FOR INCREASING OR DECREASING THE EXERCISE AND EXPIRATION
PRICES: For each point the exercise price and expiration prices are increased or decreased, $1.0625 per share of stock, warrant, right or unit, $10.625 per bond and $106.25 per underlying option.

CHARGE FOR EXERCISE OF OPTION: There is no charge to the buyer for the exercise of any Limited Price Option.

THESE ARE SPECULATIVE SECURITIES.  THE PURCHASE OF GORDON LIMITED
PRICE OPTIONS INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR MANY INVESTORS. SUCH TRANSACTIONS SHOULD BE ENTERED INTO ONLY BY INVESTORS WHO HAVE READ AND UNDERSTAND THIS PROSPECTUS AND, IN PARTICULAR, WHO UNDERSTAND THE NATURE AND EXTENT OF THEIR RIGHTS AND OBLIGATIONS AND
ARE AWARE OF THE RISKS INVOLVED. AN INVESTOR SHOULD NOT PURCHASE A LIMITED PRICE OPTION UNLESS HE IS ABLE TO SUSTAIN A TOTAL LOSS OF THE PREMIUM PAID AND ANYONE PURCHASING SUCH AN OPTION MUST EXPECT TO LOSE
THE ENTIRE AMOUNT PAID FOR THE OPTION. NO INVESTOR SHOULD PURCHASE A LIMITED PRICE OPTION IF HE CAN PURCHASE A STANDARDIZED OPTION FOR A COMPARABLE PREMIUM.

RISKS OF LIMITED PRICE OPTIONS TRANSACTIONS ARE DISCUSSED
THROUGHOUT THIS PROSPECTUS, AND PARTICULARLY AT PAGES 5, 9, 22 AND 27.
                               -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -------------------

                                                          UNDERWRITING
								    	PRICE TO          DISCOUNTS AND         PROCEEDS TO
								    	PUBLIC(1)		   COMMISSIONS		    ISSUER(2)
Per Option............                   $8,000				   None			      $8,000

Total.................                 $64,000,000			   None			    $64,000,000

(1) Gordon Limited Price Options are not issued for predetermined premiums. The figures set forth are estimated.
(2) The proceeds to the issuer are estimated. They may be substantially less because of the repurchase provision of the Options and will vary depending on the actual premiums received for the Options.
                              --------------------
              The Date of this Prospectus is February 10, 1997.

                             AVAILABLE INFORMATION

Gordon & Co. has been issued an exemption by the Commission from the informational requirements of Section 15(d) of the Securities Exchange Act of 1934 (the"1934 Act"), but as a broker-dealer the Company is subject to the informational requirements of Section 17 of the 1934 Act and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports and other information, when filed, will be available for inspection and copying at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024,Washington, D.C. 20549, and at the Commission's Regional Office in Boston, Massachusetts. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

On or about July 31 of each year, Gordon & Co. will furnish the holder of each outstanding Gordon Option with an unaudited balance sheet as of the previous June 30, including a computation of Gordon & Co.'s net capital. On or about March 15 of each year, Gordon & Co. will furnish the holder of each outstanding Gordon Option with financial statements of Gordon & Co. for the year ended on the previous December 31, audited by independent certified public accountants.

This Prospectus, which constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission. Reference is hereby made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the Options offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents and each statement is qualified in its entirety by reference to the applicable document filed with the Commission. A copy of the complete registration statement is available for inspection at the office of Gordon & Co. without charge.

                                GLOSSARY OF TERMS

The following Glossary briefly defines many of the technical terms used in the Prospectus. More comprehensive explanations of these terms are included in the body of the Prospectus.

The definitions in this Glossary all pertain to American-style options as opposed to European-style options. The distinction is important. An American-style option may be exercised by the holder at any time after it is purchased and before it expires, but a European-style option may be exercised only during a specified period - which may be as short as a single business day - before the option expires. All Gordon Options are American-style options, but they include an EXPIRATION PRICE as well as an EXPIRATION DATE which is not typical of most American-style options. Most standardized options (i.e., options traded on the national securities exchanges) are American-style options, but some are European-style options, and more European-style options may be introduced on those exchanges in the future.

CALL: The right to require another to sell and deliver a security (UNDERLYING SECURITY) upon payment of a stated price (EXERCISE PRICE) at any time prior to a stated date (EXPIRATION DATE).

CALL OPTION: A contract which creates a right in the holder of the contract to require the writer or issuer of the contract to sell the UNDERLYING SECURITY of the CALL OPTION to the holder of the option for a stated price during a stated period of time.

COVERED CALL OPTION: A CALL OPTION written by a person who owns the UNDERLYING SECURITY of the option during the entire period that the option is outstanding.

EXERCISE PRICE: The price at which the holder of the option may sell in a PUT OPTION, or purchase in a CALL OPTION, the UNDERLYING SECURITY upon exercise. The EXERCISE PRICE is sometimes called the striking price.

EXPIRATION DATE: The date on which the option expires, provided that it has not expired previously because of its EXPIRATION PRICE provision.

EXPIRATION PRICE: The price at which the holder of a Gordon Option loses his right to sell the option or sell or buy the UNDERLYING SECURITY. If the UNDERLYING SECURITY sells on a national securities exchange, or is quoted on an automated quotation system of a national securities association, at designated periods of time, at or above this price in a PUT OPTION, or at or below this price in a CALL OPTION, the option expires regardless of the EXPIRATION DATE of the contract. The EXPIRATION PRICES and periods of time to which they are applicable are the prices and periods of time agreed upon by the buyer or his agent in transactions with Gordon & Co. When the automated quotation system of a national securities association (NASDAQ) indicates a sale price as well as a bid and ask price for a security, the EXPIRATION PRICE of an option shall be determined by the reported sale price. References to EXPIRATION PRICE throughout this Prospectus shall be construed accordingly.

LIMITED PRICE CALL OPTION: A contract which creates a right in the purchaser of the contract to require Gordon & Co. to a) repurchase the option on the terms and conditions stated therein, or b) sell to the holder of the CALL OPTION contract the UNDERLYING SECURITY of the option at a stated price (EXERCISE PRICE) at any time prior to a stated date (EXPIRATION DATE) provided the UNDERLYING SECURITY has not sold at or below the applicable EXPIRATION PRICE stated in the contract.

LIMITED PRICE PUT OPTION: A contract which creates a right in the purchaser of the contract to require Gordon & Co. to a) repurchase the option on the terms and conditions stated therein, or b) purchase from the holder of the PUT OPTION contract the UNDERLYING SECURITY of the option at a stated price (EXERCISE PRICE) at any time prior to a stated date (EXPIRATION DATE) provided the UNDERLYING SECURITY has not sold at or above the applicable EXPIRATION PRICE stated in the contract.

LONG OR LONG POSITION:  The ownership of or right to receive a security.

NAKED CALL OPTION: A CALL OPTION written by a person who does not own the UNDERLYING SECURITY of the option during a period of time when the option is outstanding.

NAKED PUT OPTION: A PUT OPTION written by a person who does not have a SHORT POSITION in the UNDERLYING SECURITY of the option during a period of time when the option is outstanding.

OFFSETTING PUT OPTION: A PUT OPTION written by a person who does have a SHORT POSITION in the UNDERLYING SECURITY of the option during the period that the option is outstanding. The PUT OPTION is OFFSETTING because the writer's SHORT POSITION in the UNDERLYING SECURITY OFFSETS or hedges the writer's risk in the event the PUT OPTION is exercised. The writer can then close out his SHORT POSITION by delivering the securities which are PUT to the writer. But the writer's short position does not OFFSET the theoretically unlimited risk of loss incurred by the writer if the market price of the UNDERLYING SECURITY increases above the exercise price of the PUT OPTION.

PREMIUM: The aggregate price of the option agreed upon between the buyer or his agents in a transaction with Gordon & Co.

PUT: The right to require another to purchase a security (UNDERLYING SECURITY) at a stated price (EXERCISE PRICE) at any time prior to a stated date (EXPIRATION DATE).

PUT OPTION: A contract which creates a right in the holder of the contract to require the writer or issuer of the contract to purchase the UNDERLYING SECURITY of the PUT OPTION from the holder of the option at a stated price during a stated period of time.

SHORT OR SHORT POSITION: The obligation to deliver a security which a person does not own.

STANDARDIZED OPTION: An option on stock or on a stock index issued by the Options Clearing Corporation and traded on a national securities exchange.

UNDERLYING SECURITY: The stock, warrants, rights, units, bonds, U.S. Treasury securities or standardized stock or standardized index options subject to being sold or purchased upon exercise of an option. Gordon Limited Price Options written on standardized stock or standardized index options may not be transferred or exercised. They may only be resold to Gordon & Co. (See Limitations on Exercise, Transfer, and Repurchase of Options at page 19.)

                              PROSPECTUS SUMMARY

The following is intended to summarize in brief outline form certain facts discussed in greater detail in the balance of this prospectus. See "Glossary of Terms" at the inside front cover page for an explanation of some of the technical terms used in this summary and throughout the prospectus.

THE ISSUER AND THE ENDORSER

The issuer and the endorser of Gordon Limited Price Options is Gordon & Co. Gordon & Co. is a broker-dealer, registered under the Securities Exchange Act of 1934. Gordon & Co. is obligated to carry out the obligations of the options it issues and endorses in accordance with the terms and conditions thereof. Gordon & Co. acts as issuer, endorser and writer of Gordon Limited Price Options. In every case Gordon & Co. is the primary obligor on all Gordon Limited Price Options. Gordon & Co. offices are at One Gateway Center, Newton, Massachusetts 02158; telephone (617) 964-6672.

THE WRITER

As the writer of every Gordon Limited Price Option, Gordon & Co. assumes an obligation to purchase (if a put option) or sell (if a call option) the underlying security of the option in accordance with the terms of the option. Gordon & Co. writes offsetting put options, covered call options and naked put and call options. In the past Gordon & Co. has almost exclusively confined its activity to writing and endorsing offsetting put options and covered call options. Only on rare occasions has Gordon & Co. written or endorsed naked put or call options. Gordon & Co. intends to pursue this same policy in the future but Gordon & Co. reserves the right to consider each transaction on its merits and to issue, write or endorse naked options in its discretion.

THE OPTIONS AND RISKS OF OPTIONS TRANSACTIONS

Gordon Limited Price Options are limited price put and call option contracts which may be purchased or sold in transactions with Gordon & Co. Gordon & Co. has reserved the right to sell its Limited Price Options only to buyers who meet the suitability standards that Gordon & Co. has established. (See "Buying Gordon Options" at page 22.)

A Gordon & Co. Limited Price Put Option contract is a contract which (subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 19), gives the holder of the option the right to require Gordon & Co. to (a) repurchase the option under the terms and conditions of the option, (see "Repurchase Agreement in Gordon Options" at page 25), or (b) purchase from the holder a designated security (underlying security) at a stated price at any time prior to a stated date (expiration date) provided that the underlying security of the option has not sold at or above one of a stated series of decreasing prices (expiration prices) on a national securities exchange, or the ask price on an automated quotation system of a national securities association (hereinafter referred to as NASDAQ) has not been at or above such expiration prices during stated periods of time prior to the stated expiration date of the option. (See "Description of Gordon Options" at page 14.)

A Gordon & Co. Limited Price Call Option contract is a contract which (subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 19) gives the holder of the option the right to require Gordon & Co. to (a) repurchase the option under the terms and conditions of the option, (see "Repurchase Agreement in Gordon Options" at page 25), or (b) sell to the holder a designated security (underlying security) at a stated price at any time prior to a stated date (expiration date) provided that the underlying security of the option has not sold at or below one of a stated series of increasing prices (expiration prices) on a national securities exchange, or the bid price on NASDAQ has not been at or below such expiration prices during stated periods of time prior to the stated expiration date of the option. (See "Description of Gordon Options" at page 14.)

Gordon Limited Price Options are not standardized options. Standardized options do not have an expiration price provision. A standardized option has a stated expiration date (a stated term) which is not affected (shortened) by the price movement of the underlying security during the stated term of the option. A Limited Price Option contains an expiration price provision which causes the option to expire before its stated expiration date (its stated term) if the underlying security of the option sells at, or is quoted at, any one of a stated series of prices set forth in the option during the stated term of the option. (See "Description of Gordon Options" at page 14.)

Risks involved in Options Transactions are substantial. They are discussed throughout the prospectus, and in particular under "Certain Risk Factors" at page 9, and "Buying Gordon Options-Purposes and Risks" at page 22. The risks are summarized here:

	*	The Purchaser of a Gordon Limited Price Option incurs the risk of losing his entire investment any time after he purchases the Option because of the expiration price provision in the Option.

	*	The term of a Gordon Option may be shortened by as much as one month- 10 days under certain circumstances because of a requirement that the expiration price during the last month of any option and during the last month- 10 days of a 6 month- 10 day Option or a 12 month- 10 day Option must equal the exercise price of the Option.

	*	A Gordon Option written on an underlying option, warrant or right expires no later than the expiration date of the underlying option, warrant or right.

	*	Gordon & Co. assumes no obligation to notify the holder of a Gordon
Limited Price Option that the market price of the underlying security is approaching the expiration price of the option.  Accordingly, the Option may expire without the prior knowledge of the purchaser or holder of the Option.

	*	Once a Gordon Limited Price Option expires by virtue of its expiration price provision it becomes worthless.  It is not revived by subsequent fluctuation in the market price of the underlying security prior to the original expiration date of the Option.

	*	Gordon Limited Price Options may not be exercised nor may Gordon & Co.
be required to repurchase an Option at any time while the market for the underlying security is subject to a trading halt even on the expiration date of the Option.

	*	No secondary market for Gordon Options currently exists nor is any such market expected to develop.  A purchaser of a Gordon Option may be unable to realize the value of an option by selling it to anyone other than Gordon & Co.
Gordon Limited Price Options written on standardized options or on standardized index options may not be transferred or exercised in any event  They may be resold only to Gordon & Co.

	*	The purchaser of a Gordon Option incurs the risk that Gordon & Co. may be financially unable to fulfill its obligation as issuer and writer of the
Option.

OPTIONS TRANSACTIONS-PREMIUMS

Options may be purchased or sold through Gordon & Co. The price (premium) of the option, which is paid by the purchaser and is received by Gordon & Co., is determined by negotiation. The expiration prices and the exercise price of an option are also determined by negotiation. The purchaser pays an additional premium if he wishes to modify the terms of the option prior to its expiration. These premiums may be significant in evaluating the option. (See "Costs of Options Transactions" at page 31.)

UNDERLYING SECURITIES

Securities approved by Gordon & Co. for options transactions are registered or qualified under the Securities Exchange Act of 1934 for trading on a national securities exchange or quoted on NASDAQ, and they and their issuers must have characteristics conforming to the guidelines of Gordon & Co. summarized at page
20. Gordon & Co. generally refrains from issuing an option on a stock, warrant, right, unit or option with a market price less than $5.00 or on a bond with a market price less than $250.00. Gordon & Co. will not issue an option on a security quoted on NASDAQ but not listed on a national securities exchange unless the security is quoted by at least two market makers. (See "Underlying Securities" at page 20.) Gordon & Co. also writes options on securities issued by the United States of America. The list of securities which are the subject of options trading may be obtained at the offices of Gordon & Co.

EXERCISE OF OPTIONS

If the holder of a Gordon Limited Price Option does not liquidate his position by selling his option to Gordon & Co. pursuant to the repurchase agreement of the Option (see Repurchase Agreement in Gordon Options at page 25), he can realize the value of the option only by exercising it before it expires. No secondary market for the Options currently exists and none is expected to develop. Although Gordon Options are transferable (except for Options written on standardized options or standardized index options) a holder may be unable to locate a purchaser or to obtain a satisfactory price from any purchaser other than Gordon & Co. Gordon Options written on standardized options or on standardized index options can not be exercised. (See Limitations on Exercise, Transfer and Repurchase of Options at page 19.) A Gordon Limited Price Option may be exercised by the timely submission to Gordon & Co. of the option with an oral or written notice of exercise, together with the underlying security of a put option or payment of the exercise price of a call option. The procedures for exercising Options are discussed in detail under "Exercise of Gordon Options" at page 28. Failure to exercise an Option prior to its expiration either by virtue of its expiration date or expiration price provision renders the Option worthless. Once a Gordon Option expires it has no further value.

AN OVERVIEW OF OPTIONS TRADING

Option trading is not suitable for many investors. It is a highly speculative activity which involves a high degree of risk on the part of the purchaser of any put or call option. It is not unusual for the purchaser of an option to lose the entire premium he pays for the option because the price of the underlying security does not fluctuate in the direction the purchaser anticipated when he purchased the option.

In general, the purchaser of a put option speculates that the price of the underlying security will fall below the exercise price of the option during the term of the option. He hopes to be able to "put" or deliver the security to the writer of the option in exchange for the exercise price of the option, thereby realizing a profit. If the price of the underlying security rises, or fails to fall sufficiently below the exercise price during the term of the option to compensate for the premium paid for the option, the purchaser of the option will lose all or part of the premium he paid for the option.

In general, the purchaser of a call option speculates that the price of the underlying security will rise above the exercise price of the option during the term of the option. He hopes to be able to "call" upon the writer of the option to sell and deliver the underlying security of the option for the exercise price of the option, thereby realizing a profit. If the price of the underlying security falls, or fails to rise sufficiently above the exercise price during the term of the option to compensate for the premium paid for the option, the purchaser of the option will lose all or part of the premium he paid for the option.

It is apparent that the purchaser of an option speculates not only that the price of the underlying security will move in the anticipated direction, but also that it will do so within the designated term of the option.

These risks are even greater for the purchaser of a Gordon Limited Price Put or Call Option. As indicated throughout this Prospectus, Gordon Limited Price Options contain an Expiration Price as well as an Expiration Date. If the price of the underlying security of a Limited Price Option rises (in the case of a Limited Price Put Option) or falls (in the case of a Limited Price Call Option) to one of a series of pre-negotiated prices stated in the Option, the Option will expire even though the Expiration Date of the Option has not yet been reached. The Expiration Price provision compounds the purchaser's risk because the Option may expire even before its Expiration Date and will not be renewed by subsequent changes in the price of the underlying security which may occur prior to the stated Expiration Date.

The rationale for the inclusion of the Expiration Price provision in every Gordon Limited Price Option is to moderate Gordon & Co.'s risk as the writer of the option, by releasing Gordon & Co. from its obligations under the option when the market price of the underlying security rises to or above the applicable expiration price of a put option, or falls to or below the applicable expiration price of a call option. For example, if the applicable expiration price of a call option is $46.25 per share and the exercise price is $50.00 per share, the option will expire when the underlying security trades at or below $46.25. Gordon & Co. will then be relieved of its obligation as writer of the option. But the purchaser of the option will lose his entire premium.

Gordon Options do contain provisions which permit the purchaser to modify the exercise and expiration prices of any option which has not expired by paying an additional premium. If a purchaser desires to keep an option in force despite adverse movement in the price of the underlying security, he may do so by paying an additional premium.

                             CERTAIN RISK FACTORS

Before an investor purchases a Gordon Limited Price Option he should inform himself of the risks involved, including the particular risks pertaining to the business and financial condition of the issuer of the underlying security of the option, and should determine whether such a transaction is appropriate for him in light of his financial situation and investment objectives. A summary of the reports and other materials required to be made publicly available by each issuer of an underlying security is included on page 20.

Since the value of a limited price option depends upon the likelihood of favorable movements in the price of the underlying security of the option in relation to the exercise and expiration prices of the option during the life of the option, information concerning past price behavior of the underlying security may be significant in evaluating an option transaction. This information is available through various financial publications, in the financial press and elsewhere. In addition, Gordon & Co. will furnish the applicable information set forth on page 41 at the request of prospective option buyers.

The risks of options transactions are described in further detail in a subsequent section of this prospectus at page 22, but the following salient points should be emphasized at the outset. In all examples in this prospectus all transaction costs of buyers of Gordon Limited Price Options are included. It must be noted that any reference to commissions on the purchase or sale of an underlying security is an assumed figure. These commissions are not fixed, but are subject to negotiation between a customer and his broker. Accordingly, the commission used in the examples may be more or less than the actual commission. The tax effects on buyers are not considered and are not included in these examples. Tax effects may be significant and should be taken into account by anyone considering buying Gordon Limited Price Options. (See Federal Income Tax Considerations at page 30.)

SIGNIFICANT RISKS OF PURCHASING GORDON OPTIONS ARE DISCUSSED IN THIS SECTION AS WELL AS THROUGHOUT THE PROSPECTUS, AND PARTICULARLY UNDER "BUYING GORDON OPTIONS" BEGINNING AT PAGE 22.

1. THE PURCHASER OF A GORDON LIMITED PRICE OPTION RUNS THE RISK OF LOSING HIS ENTIRE INVESTMENT ANY TIME AFTER HE PURCHASES THE OPTION BECAUSE OF THE EXPIRATION PRICE PROVISION IN THE OPTION.

Every Gordon & Co. limited price put option has a provision which states that if the underlying security of the option sells at or above one of a stated series of decreasing prices (expiration prices) on a national securities exchange or the ask price on NASDAQ is at or above such expiration prices during stated periods of time during the term of the option (before its expiration date), the option expires and becomes worthless.

Every Gordon & Co. limited price call option has a provision which states that if the underlying security of the option sells at or below one of a stated series of increasing prices (expiration prices) on a national securities exchange or the bid price on NASDAQ is at or below such expiration prices during stated periods of time during the term of the option (before its expiration date), the option expires and becomes worthless.

The expiration prices in Gordon Limited Price Options and the periods of time to which they are applicable are determined by agreement of the buyers of the options and Gordon & Co. when the transaction is consummated.

The expiration price provision in Gordon Limited Price Options makes them a less desirable and more speculative option than a standardized or exchange-traded option. (See "Prospectus Summary" at pages 5 to 8.) No buyer should purchase a Limited Price Option if he can purchase a standardized option for a comparable premium.

The likelihood of a Limited Price Option expiring before its expiration date because of its expiration price provision is greatly increased if the underlying security of the option is selling near the expiration price, is a volatile security and especially if it is a low priced security. As a general rule, in order for the purchase of an option to become a profitable investment, the price of the underlying security of the option (before it sells at a price which will cause the option to expire) must fall sufficiently below the exercise price in a put option, and must rise sufficiently above the exercise price in a call option, to cover the premium and transaction costs. Certain limited exceptions to this general rule are discussed at "Repurchase Agreement in Gordon Options" at page 25.

The risk of purchasing Gordon Limited Price Options is extremely great because of their expiration prices, and anyone purchasing such an option must expect to lose the amount paid for the option. Accordingly, no investor should commit any amount of money to the purchase of Limited Price Options unless he is able to withstand the loss of the entire amount so committed. Because the risks of options transactions generally, and of transactions in Gordon Options in particular, are so great, the rules of the National Association of Securities Dealers, Inc. ("NASD") of which Gordon & Co. is a member, impose special requirements on its members regarding the approval and suitability of customers for options trading. Gordon Options will be sold only to customers who have been approved by Gordon & Co. for options trading and who satisfy the rules of the NASD regarding customer suitability for options trading. Moreover, only customers who demonstrate to Gordon & Co. that they are extremely sophisticated investors capable of understanding and bearing the peculiar financial risks attendant on buying Gordon Options issued on standardized stock options or standardized index options will be approved by Gordon & Co. for buying those types of Gordon Options. See "Method of Buying Gordon Options" at page 24.

The risk of purchasing a limited price put option may be illustrated by comparing Investor A, who for a total deposit of $5,000 plus a $71.50 commission sells short 100 shares of XYZ stock which is listed on a national securities exchange at $50 per share,* with Investor B who invests $5,100 (the premium) in a 6 month- 10 day limited price put option covering 800 shares of the same XYZ stock at an exercise price of $50 per share with expiration prices of

  $53.75 during the first monthly term of the option,

  $53.00 during the second monthly term of the option,

  $52.25 during the third monthly term of the option,

  $51.50 during the fourth monthly term of the option,

  $50.75 during the fifth monthly term of the option,

  $50.00 during the last month-10 day term of the option.

Both A and B anticipate a drop in the market price of XYZ, but should their expectations not be realized and XYZ rise in market price, A's loss would be different from B's. If XYZ rose in market price to $53.75 a share within 30 days after A had sold it short, (and assuming XYZ has paid no dividends), A will have suffered a paper loss of $375 (plus being out-of-pocket the $71.50 commission) and his deposit will be worth $4,625. He will not be required to realize this loss, and may recover it should XYZ fall in price while he is still short the 100 shares of XYZ. On the other hand, if XYZ rose in market price to $53.75 a share any time within 30 days of Investor B's purchase of the limited price put option ($53.75 being the expiration price during the first monthly term of his option), and Investor B had not exercised or sold the option, Investor B will have suffered the loss of his entire $5,100 investment with no possibility of recovery because his option would have expired.
---------
* This example, as well as all other examples in this prospectus, is based upon hypothetical values which are not necessarily indicative of the values in any actual transaction.

                          SUMMARY OF LOSSES OF A AND B

                    (A Sells Short;  B Purchases Put Option)

	A sells short 100 shares of XYZ and deposits	    $5,000.00
	A pays a commission to sell stock short	                71.50
														---------
	Total funds deposited and commission paid	        $5,071.50
														=========
	Stock rises in price to $53.75 a share
	A's paper loss is $3.75 a share x 100 shares          $375.00
	Plus commission paid to sell stock short	            71.50
														---------
	A's paper loss plus commission on transaction	      $446.50
														=========

	B buys a put option on 800 shares of XYZ for	    $5,100.00
	Stock rises in price to $53.75 a share (its expiration price)
	  Option expires and B receives	                         0.00
														---------
	B's loss on transaction	                            $5,100.00
	                                                    =========

The risk of purchasing a limited price call option may be illustrated by comparing Investor A, who for a total investment of $5,000 plus a $71.50 commission buys 100 shares of XYZ stock which is listed on a national securities exchange at $50 per share, with Investor B who invests $5,100 (pays no commission) in a 6 month- 10 day limited price call option covering 800 shares of the same XYZ stock at an exercise price of $50 per share with expiration prices of

  $46.25 during the first monthly term of the option,

  $47.00 during the second monthly term of the option,

  $47.75 during the third monthly term of the option,

  $48.50 during the fourth monthly term of the option,

  $49.25 during the fifth monthly term of the option,

  $50.00 during the last month-10 day term of the option.

Both A and B anticipate a rise in the market price of XYZ, but should their expectations not be realized and XYZ fall in market price, A's loss would be different from B's. If XYZ fell in market price to $46.25 a share within 30 days after A had purchased it (and assuming XYZ has paid no dividends), A will have suffered a paper loss of $375 (plus being out-of-pocket the $71.50 commission) and his investment will be worth $4,625. He will not be required to realize this loss, and may recover it should XYZ rise in price while he still owns the 100 shares of XYZ. On the other hand, if XYZ fell in market price to $46.25 a share any time within 30 days of Investor B's purchase of the limited price call option ($46.25 being the expiration price during the first monthly term of his option), and Investor B had not exercised or sold the option, Investor B will have suffered the loss of his entire $5,100 investment with no possibility of recovery because his option would have expired.

                          SUMMARY OF LOSSES OF A AND B

                    (A Purchases Stock;  B Purchases Call Option)

	A buys 100 shares of XYZ                        	$5,000.00
	A pays a commission to buy stock              	        71.50
														---------
	A's total cost                                  	$5,071.50
														=========
	Stock falls in price to $46.25 a share
	A's paper loss is $3.75 a share x 100 shares	      $375.00
	Plus commission paid to buy stock	                    71.50
													    ---------
	A's paper loss plus commission on transaction	      $446.50
														=========
	B buys a call option on 800 shares of XYZ for	    $5,100.00
	Stock falls in price to $46.25 a share (its expiration price).Option
	 expires and B receives	                                 0.00
														---------
	B's loss on transaction                         	$5,100.00
														=========

All that has been stated in the examples set forth above would also apply to warrants, rights, units, bonds, U.S. Treasury securities and options if they were the underlying security of the option.

In the above examples if XYZ was not listed on a national securities exchange but was quoted on NASDAQ and A and B had taken the same investment positions as they had in the above examples, the same results as set forth above would have taken place except:

    Investor A might not have paid the same commission.

    Investor B, in all likelihood, would have paid Gordon & Co. a larger premium when he purchased the put and call option. Gordon & Co. generally charges higher premiums for Gordon Options overlying securities quoted on NASDAQ because the market for such securities is often less liquid, deep and continuous than the market for securities traded other national securities exchanges. B would have lost his entire investment in the put option if, during the first monthly term of the option, the quoted ask price for XYZ on NASDAQ was at or above $53.75 a share. Similarly, B would have lost his entire investment in the call option if, during the first monthly term of the option, the quoted bid price for XYZ on NASDAQ was at or below $46.25 a share.

2. THE TERM OF A GORDON OPTION MAY BE SHORTENED BY AS MUCH AS ONE MONTH- 10 DAYS UNDER CERTAIN CIRCUMSTANCES BECAUSE OF A REQUIREMENT THAT THE EXPIRATION PRICE DURING THE LAST MONTH OF ANY OPTION AND DURING THE LAST MONTH- 10 DAYS OF A 6 MONTH- 10 DAY OPTION OR A 12 MONTH- 10 DAY OPTION MUST EQUAL THE EXERCISE PRICE OF THE OPTION.

The expiration prices of Gordon Limited Price Options are determined by agreement of the parties in a transaction with Gordon & Co. However, Gordon & Co. will issue Limited Price Options only when the buyer agrees that the expiration price of the option during the last month- 10 day term of a 6 month- 10 day option or of a 12 month- 10 day option will be at the exercise price of the option; or that during the final month of any other option the expiration price of the option will be at the exercise price of the option. This agreement will result in reducing the term of any option by as much as one month and will result in reducing the term of a 6 month- 10 day option or a 12 month- 10 day option by as much as one month- 10 days if the market price of the underlying security of the option is at the exercise price of the option at the beginning of the last month of an option or at the beginning of the last month- 10 days of a 6 month- 10 day or a 12 month- 10 day option.

The effect of this agreement may be illustrated by referring to the "Typical Limited Price Options" at page 40. If the market price of XYZ is $50 a share (the exercise price) at any time after the fifth monthly term of the Typical Put or Call Option, either option expires.

3. A GORDON OPTION WRITTEN ON AN UNDERLYING OPTION, WARRANT OR RIGHT EXPIRES NO LATER THAN THE EXPIRATION DATE OF THE UNDERLYING OPTION, WARRANT OR RIGHT.

When an option, warrant or right underlying a Gordon Option expires, the option, warrant or right becomes worthless. As a result, the Gordon Limited Price Option will automatically expire by virtue of its expiration price provision.

4. GORDON & CO. ASSUMES NO OBLIGATION TO NOTIFY THE HOLDER OF A GORDON LIMITED PRICE OPTION THAT THE MARKET PRICE OF THE UNDERLYING SECURITY IS APPROACHING THE EXPIRATION PRICE OF THE OPTION. ACCORDINGLY, THE OPTION MAY EXPIRE WITHOUT THE PRIOR KNOWLEDGE OF THE PURCHASER OR HOLDER OF THE OPTION.

Every purchaser of a Gordon Option assumes the risk that the market price of the underlying security may reach the applicable expiration price of the Option at any moment without knowledge of or notice to the holder of the Option. It is the responsibility of the holder of the Option - not of Gordon & Co. - to keep apprised of the market price of the security underlying a Gordon Option.

5. ONCE A GORDON LIMITED PRICE OPTION EXPIRES BY VIRTUE OF ITS EXPIRATION PRICE PROVISION IT BECOMES WORTHLESS. IT IS NOT REVIVED BY SUBSEQUENT FLUCTUATION IN THE MARKET PRICE OF THE UNDERLYING SECURITY PRIOR TO THE ORIGINAL EXPIRATION DATE OF THE OPTIOn.

If a Gordon Option expires by virtue of its expiration price provision it no longer has any value. Even if the market price of the underlying security of the Option subsequently fluctuates in favor of the holder of the Option prior to the expiration date of the Option, the Option is not renewed. Once a Gordon Option expires, it is completely worthless.

6. GORDON LIMITED PRICE OPTIONS MAY NOT BE EXERCISED NOR MAY GORDON & CO. BE REQUIRED TO REPURCHASE AN OPTION AT ANY TIME WHILE THE MARKET FOR THE UNDERLYING SECURITY IS SUBJECT TO A TRADING HALT EVEN ON THE EXPIRATION DATE OF THE OPTION.

Gordon Options may not be exercised nor may Gordon & Co. be required to repurchase a Gordon Option while trading in the underlying security has been halted or suspended by governmental authority, by the Exchange where the underlying security is listed or by the NASD. Any such a trading halt or suspension shall not extend the date on which an option expires or the dates on which expiration prices become applicable. If such a trading halt or suspension is in effect on the stated expiration date of an Option, the Option nevertheless expires on its stated expiration date. If trading in the underlying security is permitted to resume prior to the expiration date of the option, but resumes at a price above the applicable expiration price of a Gordon Limited Price Put Option or below the applicable expiration price of a Gordon Limited Price Call Option, the Option will be deemed to have expired as of the date trading in the underlying security was resumed.

7. NO SECONDARY MARKET FOR GORDON OPTIONS CURRENTLY EXISTS NOR IS ANY SUCH MARKET EXPECTED TO DEVELOP. A PURCHASER OF A GORDON OPTION MAY BE UNABLE TO REALIZE THE VALUE OF AN OPTION BY SELLING IT TO ANYONE OTHER THAN GORDON & CO. GORDON LIMITED PRICE OPTIONS WRITTEN ON STANDARDIZED OPTIONS OR ON STANDARDIZED INDEX OPTIONS MAY NOT BE TRANSFERRED OR EXERCISED IN ANY EVENT. THEY MAY BE RESOLD ONLY TO GORDON & CO.

8. THE PURCHASER OF A GORDON OPTION INCURS THE RISK THAT GORDON & CO. MAY BE FINANCIALLY UNABLE TO FULFILL ITS OBLIGATION AS ISSUER AND WRITER OF THE OPTION.

Gordon & Co. has been a writer of Limited Price Options since 1970. Although it has met all its obligations in the past as a writer of options, and expects to be able to meet all its obligations in the future as an issuer and/or writer of options because of its capital, (see "Financial Statements" at pages
42- 57), it may find itself without sufficient funds to repurchase options it issues. (See The Back-Up System, page 29.)

                          DESCRIPTION OF GORDON OPTIONS

Gordon Limited Price Options are issued by Gordon & Co., a broker-dealer registered under the Securities Exchange Act of 1934. Every Limited Price Option issued by Gordon & Co. is registered under the Securities Act of 1933, and all purchasers of such options are entitled to the protection of that act. Purchasers of Limited Price Options are entitled to the protection of the applicable provisions of the Securities Exchange Act of 1934.

The rights and obligations of Gordon & Co. and the holders of its options are set forth in written contracts issued by Gordon & Co. (See facsimiles of Limited Price Option contracts at pages 36 and 38.) This description of Gordon Limited Price Options is a summary thereof as in effect on the date of this Prospectus.

TERMS OF OPTIONS

Every Limited Price Option indicates on its face whether it is a Limited Price Put Option or a Limited Price Call Option. It also states the date of the option contract, its number, its expiration date, the name and amount of the underlying security, the exercise price of the option, its expiration prices and the period of time during which each expiration price is applicable.

The basic contractual rights and obligations of Gordon & Co. and the holders of its options are described in the Prospectus Summary under the heading "The Options and Risks of Options Transactions" at page 5. Generally speaking, a Limited Price Option is a contract which gives the holder the right (subject to certain exceptions described at "Limitations on Exercise, Transfer and Repurchase of Options" at page 19), commencing at the time the option is issued and expiring on the expiration date of the option or at such earlier time as the option expires pursuant to its expiration price provision, to sell to Gordon & Co. theunderlying securities for the exercise price of a put option, or to purchase from Gordon & Co. the underlying securities upon payment of the exercise price of a call option, or in either case, to require Gordon & Co. to repurchase the option. (See "Repurchase Agreement in Gordon Options" at page
25).

Every Limited Price Put Option contract provides that the option will expire automatically if the underlying security of the option sells on an exchange where listed, or if the ask price on NASDAQ is at or above one of a stated series of decreasing prices (expiration prices) during stated periods of time prior to the expiration date of the option.

Every Limited Price Call Option contract provides that the option will expire automatically if the underlying security of the option sells on an exchange where listed, or if the bid price on NASDAQ is at or below one of a stated series of increasing prices (expiration prices) during stated periods of time prior to the expiration date of the option.

PARTIES TO THE OPTION TRANSACTION

The writer of every Gordon Limited Price Option is Gordon & Co. It is possible that Gordon & Co. may not have a short position in the underlying security when it writes a put option, or own the underlying security when it writes a call option in which event, it is a writer of a "naked option".

Gordon & Co. is the issuer of every Gordon Option. Gordon & Co. is always obligated, upon the timely exercise of a put option, to pay the holder of the option the exercise price of the option against delivery of the underlying security of the option and, upon the timely exercise of a call option, to deliver to the holder of the option the underlying security of the option against payment of the exercise price of the option. Gordon & Co. is always obligated to repurchase the option in accordance with its terms. (See "Repurchase Agreement in Gordon Options" at page 25.)

EXERCISE PRICE OF OPTIONS

All Limited Price Options issued by Gordon & Co. have an exercise price per share, warrant, right, unit, option or per bond equal to or approximating the market price of the underlying security at the time the option is issued. No options are issued by Gordon & Co. in which the exercise price is more than five per cent (5%) above or five per cent (5%) below the market price of the underlying security when the option is issued.

RENEWAL OF OPTIONS

Gordon Limited Price Options do not provide for renewal.

EXPIRATION PRICES OF OPTIONS

Gordon & Co. offers (subject to negotiation and change) to issue or write its 6 month-10 day, 9 month, and 12 month-10 day Limited Price Options with an exercise price at the market, with expiration prices ranging from 16 1/2% to 0% above (in the case of a put option) or below (in the case of a call option) the exercise price of its options provided that the premiums received for the options are premiums set forth in a schedule of premiums at page 32.
Expiration prices of Gordon Limited Price Options written on standardized or index options are specially negotiated.

The expiration prices of a Gordon Limited Price Put Option will be above, and the expiration prices of a Gordon Limited Price Call Option will be below the exercise price of the option when the option is issued by that percentage of such exercise price as is shown on the charts on pages 15 and 16 for the various periods of time during the term of the option.

If the expiration prices as so computed do not come to an even 1/8 of a point, the expiration prices are decreased in the case of a Limited Price Put Option and increased in the case of a Limited Price Call Option to the next 1/8 of a point.

                   EXPIRATION PRICES OF LIMITED PRICE OPTIONS

(Expressed as a percentage adjustment to the exercise price of the option. For Limited Price Put Options add the percentage shown to the exercise price. For Limited Price Call Options subtract the percentage shown from the exercise price).

       6 MONTH-10 DAY OPTIONS         9 MONTH OPTIONS	       12 MONTH-10 DAY OPTIONS
       ----------------------         ---------------          -----------------------
	 PERIOD    PERCENTAGE OF THE PERIOD	   PERCENTAGE OF THE  PERIOD   PERCENTAGE OF THE
       OF	    EXERCISE PRICE	   OF	    EXERCISE PRICE      OF  	EXERCISE PRICE
	  TIME      OF THE OPTION	  TIME	    OF THE OPTION	   TIME	    OF THE OPTION
	 ------	   ---------------	 ------	   ---------------	 -------   ---------------
	1st	month	7	1/2	%   	1st	month	12		%	    1st	month	16	1/2	%
	2nd	month	6		%   	2nd	month	10	1/2	%   	2nd	month	15		%
	3rd	month	4	1/2	%   	3rd	month	9		%	    3rd	month	13	1/2	%
	4th	month	3		%	    4th	month	7	1/2	%   	4th	month	12		%
	5th	month	1	1/2	%   	5th	month	6		%	    5th	month	10	1/2	%
	6th	month-			    	6th	month	4	1/2	%	    6th	month	9		%
	 10	days	0		%	    7th	month	3		%	    7th	month	7	1/2	%
					        	8th	month	1	1/2	%	    8th	month	6		%
						        9th	month	0		%	    9th	month	4	1/2	%
											               10th	month	3		%
											               11th	month	1	1/2	%
										                   12th	month-
											                 10	days	0		%

The computation of expiration prices of a Limited Price Put and Call Option may be illustrated as follows:

A purchases a 6 month-10 day, 9 month or 12 month-10 day Limited Price Option on 100 shares of XYZ listed on a national securities exchange at $50 per share and pays a premium set forth on pp. 30-32. Gordon & Co. will issue a Limited Price Put or Call Option with an exercise price at $50 per share with the following monthly expiration prices:

      MONTHLY EXPIRATION PRICES OF LISTED SECURITIES SELLING FOR $50 A SHARE

	              6 MONTH-10 DAY OPTION	 9 MONTH OPTION	 12 MONTH-10 DAY OPTION
				  ---------------------	 --------------	 ----------------------
TERM OF	               PUT	  CALL	       PUT	  CALL	     PUT      CALL
THE OPTION      	 OPTION  OPTION	     OPTION	 OPTION	    OPTION   OPTION
----------			 ------	 ------		 ------	 ------	    ------	 ------
 1st month	         $53.75	 $46.25	     $56.00	 $44.00	    $58.25	$41.75
 2nd month	          53.00	  47.00	      55.25	  44.75	     57.50	 42.50
 3rd month		      52.25	  47.75	      54.50	  45.50	     56.75	 43.25
 4th month		      51.50	  48.50	      53.75	  46.25	     56.00	 44.00
 5th month	     	  50.75	  49.25	      53.00	  47.00	     55.25	 44.75
 6th month -10 days	  50.00   50.00	      50.75	  49.25	     53.00	 47.00
 9th month					              50.00	  50.00	     52.25	 47.75
10th month						                	         51.50	 48.50
11th month						                 	         50.75	 49.25
12th month -10 days							                 50.00	 50.00

These expiration prices apply to stocks, warrants, rights, units, bonds and U.S. Treasury securities. Expiration prices of Limited Price options on underlying options are specially negotiated. Expiration prices of Limited Price Options with expiration dates other than those listed above are agreed upon with Gordon & Co. when the transaction is negotiated.

REPURCHASE OF GORDON LIMITED PRICE OPTIONS

Gordon & Co. is obligated by the express terms of every option it issues to repurchase the option from the holder at any time prior to its expiration for a price determined as set forth in the option and described in detail at "Repurchase Agreement in Gordon Options" at page 25. Certain exceptions to the obligation of Gordon & Co. to repurchase the options it issues are discussed at "Limitations on Exercise, Transfer and Repurchase of Options" at page 19.

MODIFICATION OF TERMS OF OPTIONS

Gordon & Co. is further obligated by the express terms of every option it issues at the request of the holder of the option at any time prior to the expiration of the option, to increase the exercise and expiration prices of a put option, and decrease the exercise and expiration prices of a call option, as much (as many points) as the holder desires upon receipt of an appropriate premium. (See "Costs of Options Transactions" at page 31).

PREMIUMS FOR OPTIONS

The premiums for Gordon Limited Price Options, as well as their commencement dates, expiration dates, exercise prices, expiration prices and the periods of time to which they are applicable are all determined by agreement of the parties in transactions with Gordon & Co. and are all negotiable. The schedule of premiums at page 32 and of expiration prices at pages 15-16 are representative only and are always subject to negotiation and change. Some of the factors which bear upon the determination of the premium for an option are discussed at "Costs of Options Transactions" at page 31. The buyer of Gordon Options always negotiates solely with Gordon & Co.

SOME DIFFERENCES BETWEEN GORDON & CO. OPTIONS AND OTHER OPTIONS

Gordon Limited Price Options differ from other options in these major respects among others:

1. Every Gordon Limited Price Option contains an expiration price provision which causes the option to expire before its stated expiration date (its stated term) if the underlying security of the option sells on a national securities exchange or is quoted on NASDAQ at one of a stated series of prices set forth in the option during the term of the option. (See pages 15 and 16).

2. Gordon Limited Price Options provide the potential availability of a premium refund (subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 19) pursuant to the repurchase agreement provision which obligates Gordon & Co. to repurchase the option under certain circumstances any time before it expires. Gordon Options may not be exercised or submitted for repurchase while trading in the underlying security is halted. (See "Repurchase Agreement in Gordon Options" at page 25).

3. Gordon Limited Price Options are not traded on any exchange. The holder of a Limited Price Option should expect only to exercise it, sell it to Gordon & Co. or permit it to expire. There is no secondary market for Gordon Options and none is expected to develop. Gordon Limited Price Options do not provide the depth, liquidity and continuity of a secondary market provided by an option exchange. While it is theoretically possible for the holder of a Gordon Option to sell it to a third party, the holder may be unable to locate a purchaser or obtain a satisfactory price from anyone other than Gordon & Co. As previously noted, Gordon Options written on standardized stock options or on standardized index options may not be transferred or exercised in any event.

4. Options issued by the Options Clearing Corporation are known as "Standardized Options" and are traded on several national securities exchanges. Standardized Options contain no expiration price.

5. Gordon Limited Price Options provide that applicable expiration prices and exercise prices are decreased by the value of cash dividends on the date the underlying security goes ex-dividend. See discussion under "Adjustments in Terms" at pages 17-18.

6. Gordon Limited Price Options may not be exercised nor may the repurchase of an option be required of Gordon & Co. while the market for the underlying security is subject to a trading halt even on the expiration date of the option. Standardized options are subject to more liberal rules. See the discussion under "Limitations on Exercise, Transfer and Repurchase of Options" at page 19.

7. Each of the options markets has established minimum requirements that must be met by underlying securities and issuers thereof in connection with their selection for options trading. Minimum requirements have also been fixed as maintenance standards for the continued listing of options previously selected which must be met by both the underlying securities and the issuers thereof. These requirements are, in part, designed to assure that underlying securities are widely held and actively traded, and they relate to such matters as the number of shares or other units of the underlying security outstanding and held by persons other than affiliates of the issuer, the number of shareholders, trading volume of the underlying security, and the market price of the underlying security. In addition, other standards relate to such matters as compliance by the issuer of the underlying security with the reporting requirements of the SEC, the past earnings history of such issuer and the absence of defaults by such issuer in meeting certain of its obligations. The options markets' criteria regarding underlying securities and the issuers thereof are subject to change.

Gordon & Co. does not limit or restrict its Limited Price Put and Call Options to underlying securities and issuers thereof which meet the minimum requirements established by the options markets. Gordon Limited Price Options are written on most of the securities listed on national securities exchanges and on many securities quoted on NASDAQ. (See "Limitations on Option Purchases" at page 25).

Other significant differences between Gordon Options and other options are discussed at "Adjustments in Terms" at pages 17-18, "Limitations on Exercise, Transfer and Repurchase of Options" at page 19; and "Exercise of Gordon Options" at page 28.

ADJUSTMENTS IN TERMS

The number of securities underlying Gordon Limited Price Options and the exercise price (striking price) and expiration prices are subject to adjustment in the event of dividends, distributions, stock splits, reverse splits, recapitalizations, reorganizations or similar activity by the issuer of the underlying security.

If the underlying security of an option is a stock, these adjustments are as follows:

1. (a) The contract striking price and expiration prices shall be reduced by the value of any cash dividend on the day the stock goes ex-dividend. Options traded on national securities exchanges do not provide for these adjustments to reflect the declaration or payment of ordinary cash dividends. Options traded in the over-the-counter market may provide for adjustments similar to Gordon Options in this respect.

  For example, assume that A purchases a 6 month-10 day put option on 100 shares of XYZ with a contract striking price of $50 per share with an expiration price of $53.75 during the first monthly term of the option.
  Three weeks after A purchases the option, the issuer of the underlying security declares and pays a $2 cash dividend. Under the "Adjustment of Terms" set forth above, the exercise price is lowered from $50 to $48 per share and the expiration price is lowered from $53.75 to $51.75 per share during the first monthly term of the option and by $2 per share during each subsequent monthly term of the option. The financial disadvantage to A, because of the declaration and payment of the dividend, is that A can deliver the underlying security of the option for only $48 instead of $50 per share and can obtain, under the repurchase agreement of the option, only the excess, if any, between the adjusted applicable expiration price of $51.75 (instead of $53.75) per share, and the amount XYZ can be purchased for during the first monthly term of the option. The repurchase price during subsequent monthly terms of the option will be similarly reduced by $2 per share. (See "Repurchase Agreement in Gordon Options" at page 25).

  Now assume that A purchases a 6 month-10 day call option on 100 shares of XYZ with a contract striking price of $50 per share with an expiration price of $46.25 during the first monthly term of the option. Three weeks after A purchases the option, the issuer of the underlying security declares and pays a $2 dividend. Under the "Adjustment of Terms" set forth above, the exercise price is lowered from $50 to $48 per share and the expiration price is lowered from $46.25 to $44.25 per share during the first monthly term of the option and by $2 per share during each subsequent monthly term of the option. The financial advantage to A, because of the declaration and payment of the dividend, is that A can call for the underlying security of the option at $48 instead of $50 per share and can obtain, under the repurchase agreement of the option, the excess, if any, between what XYZ can be sold for and the adjusted expiration price of $44.25 (instead of $46.25) per share, during the first monthly term of the option. The repurchase price during subsequent monthly terms of the option will be similarly increased by $2 per share.
  (See "Repurchase Agreement in Gordon Options" at page 25).

   (b) Where the underlying security of an option is entitled to rights and/or warrants the contract striking price and the expiration prices of the option shall be reduced by the value of same as fixed by the opening sale thereof on the day the stock sells ex-rights and/or warrants. If the underlying security is traded in the over-the-counter market and quoted on NASDAQ the opening sale will be determined by the opening ask price on NASDAQ in the case of a put option; and by the opening bid price on NASDAQ in the case of a call option.

2. (a) In the event of stock splits, reverse splits or other similar actions by the issuer of the stock, warrant or unit, the option shall become an option for the equivalent in new securities when duly listed for trading, and the contract striking price and expiration prices shall not be reduced;

   (b) Stock dividends or the equivalent due-bills shall be attached to the stock, warrant or unit when and if the option is exercised, and the contract striking price and expiration prices shall not be reduced.

  If the underlying security of an option is a bond these adjustments are as follows:

  1. The contract striking price and expiration prices shall be reduced by the value of any interest on the date interest is paid.

  2. Upon exercise or election to require repurchase of the option, the contract striking price and expiration prices shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.

  3. If the underlying bond is called for redemption by the issuing corporation, wholly or in part, the option shall expire on the date fixed for redemption by the issuing corporation and the contract striking price and expiration prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.

LIMITATIONS ON EXERCISE, TRANSFER AND REPURCHASE OF OPTIONS

Gordon Limited Price Options may not be exercised or the repurchase of an option be required of Gordon & Co. while trading in the underlying security has been halted by governmental authority, by the Exchange where listed or by the NASD. Such a trading halt shall not extend the date on which an option expires or the dates on which expiration prices become applicable. If such a trading halt is in effect on the stated expiration date of an option, the option nevertheless expires on its stated expiration date. It should be noted that the rules of national securities exchanges listing options for trading state that an option is exercisable during the ten (10) days prior to and including its expiration date even if trading in the underlying security has been halted. There is authority to the effect that conventional options traded in the over-the-counter market may similarly be exercised on and prior to their expiration date under certain circumstances even if trading in the underlying security has been halted. In this respect, Gordon Options differ from Standardized Options.

As previously indicated in this Prospectus, Gordon Limited Price Options written on underlying standardized stock options or on underlying standardized index options cannot be transferred or exercised. The only method by which the holder of such a Gordon Option can realize the value, if any, of that Option is by reselling the Option to Gordon & Co. pursuant to the repurchase provisions of the Option.

POSITION LIMITS

Gordon & Co. has established limitations governing the maximum number of shares of stock, warrants, rights, units, options or bonds on which Gordon Limited Price Options will be issued and may be held by a single investor or group of investors acting in concert (regardless of whether the options are held in one or more accounts or through one or more brokers) and has established limits governing the amount of aggregate premium received for such options. Gordon & Co. will issue options contracts on no more than 100,000 shares of stock, 100,000 warrants, rights or units, $1,000,000 of bonds or 1,000 options covering the same underlying security and having the same expiration date up to a maximum of 200,000 shares of stock, 200,000 warrants, rights or units, $2,000,000 of bonds or 2,000 options covering the same underlying security regardless of the expiration date. In no event will Gordon & Co. issue options on the same underlying security if the premium received for such options exceeds $1,000,000.

For purposes of calculating these Position Limits, both for Gordon & Co., as writer, and for buyers of Gordon Options, positions in Gordon Options will be aggregated with positions in standardized options.

EVIDENCE OF OPTION CONTRACTS

Gordon Limited Price Options are evidenced by option contracts issued by Gordon & Co. Gordon & Co. maintains daily records of all options it issues. The ownership of Limited Price Options is evidenced by possession of the option contracts. (See facsimiles of Limited Price Options at pages 36 and 38.) Gordon & Co. also furnishes confirmations and statements to every account for whom it sells and buys options. It is responsible for inaccuracies or omissions in confirmations and statements of account. The transfer of Gordon & Co.'s option contracts changes the ownership of the options.

UNDERLYING SECURITIES

The underlying securities on which Gordon Limited Price Options are available are securities registered under the Securities Exchange Act of 1934 and are listed on national securities exchanges or quoted on NASDAQ, and, accordingly, the issuers of the underlying securities are subject to the reporting and disclosure requirements of the Securities Exchange Act of 1934. (See "Prospectus Summary-Underlying Securities" at page 7). Also, those stocks, warrants, bonds, rights, units or options which are listed on exchanges are subject to the listing agreement of the exchanges where listed and have satisfied the listing standards of that exchange. Issuers of the stocks, warrants, rights, units or bonds which underlie Gordon Options are all subject to the Securities and Exchange Commission (SEC) reporting requirements imposed by Sections 13 and 15(d) of the 1934 Act, including, but not limited to, the filing of periodic reports with the SEC and, in the case of issuers whose securities are listed on a national securities exchange, with one or more securities exchanges. Such reports include annual reports on Form 10-K as well as reports on Forms 10-Q and 8-K describing the business of the issuer and containing financial statements, quarterly financial reports and current reports of certain significant events. These materials are maintained for the last three fiscal years in the public files of the SEC and certain securities exchanges. Gordon & Co. will issue and write options on securities only if it appears from the SEC public files that the issuer of the security is in compliance with SEC reporting and other requirements. Gordon & Co. makes a diligent effort, prior to writing an option, to determine that the issuer of the underlying security is not delinquent in its filings. A list of securities on which Gordon & Co. Limited Price Options are available may be obtained at the offices of Gordon & Co. Gordon & Co. also issues options on United States Government Securities.

Gordon & Co. generally issues an option on a security only if the security has a price of $5 or more if a stock, warrant or option or $250 or more if a bond, as determined by reference to: (1) the closing price on the principal national securities exchange on which the security is listed on the last day on which a sale occurred on such exchange, or (2) if the security is not so listed, the closing best bid on the preceding business day on NASDAQ. However, Gordon & Co. reserves the right to deviate from this policy at any time.

Gordon & Co. will issue an option on a security quoted on NASDAQ but not listed on a national securities exchange only if, at the time the option is issued, there are two or more dealers (market makers) standing willing to, and who do in fact, make a market in such security including making regular published bona fide bids and offers for such security for their own accounts.

Historical price and volume information concerning underlying securities may be significant in evaluating options transactions. This information is available through various financial publications, in the financial press and elsewhere.

Upon request at or prior to any option transaction, Gordon & Co. will furnish the buyers of its Limited Price Options, simultaneously with the written confirmation of the transaction (generally on the same day or within twenty-four hours of the time the transaction is executed), with a disclosure statement, substantially in the form set forth on page 41, containing the following information applicable to the underlying security unless the security underlying the option is a security authorized for trading on the Listed Options Exchanges, or unless the underlying security is exempt under the 1933
Act:

     (a) The identity of the issuer and the number of shares outstanding at the end of its last fiscal year;

     (b) The exchange where the security is traded or an indication that it is traded over-the-counter;

     (c) The sales/revenues and earnings per share of the issuer for the past three fiscal years;

     (d) The quarterly high and low sales prices (or bid prices) of the underlying security and the dividends paid or declared quarterly for the last two fiscal years; and

     (e) The volume of trading in the underlying security on the primary market where the security is traded for the four weeks (ending on Friday) preceding the date of the transaction and the average volume of trading in such primary market during those four weeks.

(The remainder this page is intentionally left blank. The Prospectus continues on Page 22.)

                             BUYING GORDON OPTIONS

PURPOSES AND RISKS

There are a number of possible uses of Gordon Limited Price Options by buyers (holders). Each of these uses involves risks in varying degrees, and not every use is suitable for every investor. Some uses of options and attendant risks are illustrated below. As before, tax consequences are not considered in these descriptions but are significant in determining the net gain or loss in options transactions.

It must be noted that all of the purposes served by Gordon Limited Price Options are also served by standardized options traded on national securities exchanges as well as by certain other options which may be available on the over-the-counter market, ("Over-the-Counter-Options").
Over-the-Counter-Options and standardized options do not contain the expiration price provision found in Gordon Limited Price Options. Accordingly, Over-the-Counter-Options and standardized options give the holder an opportunity to wait-out a favorable movement in the price of the underlying security over the entire term of the option, whereas a Gordon Limited Price Option will expire prior to its expiration date if the underlying security sells at or is quoted at the applicable expiration price.

For this reason, Gordon Limited Price Options are more speculative investments and involve a greater degree of risk than standardized options or most Over-the-Counter-Options. No purchaser should buy a Gordon Limited Price Option if he can purchase a Standardized Option or an Over-the-Counter-Option on the same securities for an equivalent premium.

On the other hand, Over-the-Counter-Options are not always readily available especially on large blocks of securities. Standardized options are available at the present time only on a selected group of securities. Gordon Options are generally readily available to sophisticated stock market investors, speculators and traders in large quantity on all securities listed on a national securities exchange or quoted on NASDAQ subject to certain conditions discussed at "Underlying Securities" at page 20, "Position Limits" at page 19, "Limitations on Option Purchases" at page 25, and "Limitations on Exercise, Transfer and Repurchase of Options" at page 19.

Limited Price Options have been available from time to time from issuers other than Gordon & Co. Gordon & Co. is presently aware of the current availability of limited price options from other issuers, and prospective buyers of Gordon Options should be advised that limited price options may be available from issuers other than Gordon & Co. on terms more favorable to the buyer. For example, not all broker-dealers who have sold limited price options have used the same formula as Gordon & Co. when computing premium refunds. Some broker-dealers who have sold limited price options have computed premium refunds in certain instances on a basis more favorable to the holder of the option than the basis of computation presently employed by Gordon & Co. Accordingly, no prospective buyer should purchase a Gordon Option without investigating the current availability of other limited price options and should not purchase a Gordon Option if he can purchase a similar option on more favorable terms for a comparable premium.

1. Using Options for Leverage Potential. Because a limited price put option premium is considerably less than the cost of selling short the underlying security, and a limited price call option premium is considerably less than the cost of purchasing the underlying security, a given amount of funds may purchase options covering a much larger quantity of securities than could be sold short or purchased directly. By so leveraging his funds, the purchaser of options is able to benefit from any decreases in the price of the underlying security in a put option, and any increases in the price of the underlying security in a call option, to a considerably greater extent than had he sold short or purchased the security outright. However, if the option is not exercised or sold while it has a remaining value, and if the value of the underlying security has not decreased in a put option or increased in a call option during the life of the option (before it expires because of its expiration date or expiration price provision), the option purchaser will lose his entire investment, whereas had he sold short or purchased the security directly, he might have had no loss or only a paper loss.

Further, except when the value of the remaining life of an option may be realized by selling it, for an option purchase to be profitable, the underlying security must depreciate in value in a put option and appreciate in value in a call option by more than the total premium paid in connection with the purchase and sale (or exercise) of the option. For example, if a limited price put option covering 100 shares of XYZ stock at an exercise price of $50 per share is purchased for a premium of $662.50, and if the option has no value which may be realized on account of its remaining life (i.e. its only value depends upon the exercise price being above the market price of the underlying stock), before the option can be exercised or sold at a profit, the price of the underlying stock must decrease below $43.375 (the $6.625 decrease will cover the premium). Also, for example, if a limited price call option covering 100 shares of XYZ stock at an exercise price of $50 per share is purchased for a premium of $662.50, and if the option has no value which may be realized on account of its remaining life (i.e. its only value depends upon the exercise price being below the market price of the underlying stock), before the option can be exercised or sold at a profit, the price of the underlying stock must increase to $56.625 (the $6.625 increase will cover the premium). Accordingly, this use of options is extremely speculative, expecially because of the expiration price provision of Gordon Limited Price Options, and is unsuitable for investors who do not have the financial capacity to withstand large losses.

2. Using Options as an Alternative to Selling Short or Investing in the Underlying Security. This use of options assumes an investor who anticipates a drop or rise in the price of XYZ stock but does not think it prudent to expose himself to the risk of a severe price rise by selling XYZ short or to the risk of a severe price decline by buying XYZ outright. Through the purchase of a put option on 100 shares of XYZ as an alternative to the short sale or, through the purchase of a call option on 100 shares of XYZ as an alternative to the outright purchase of 100 shares of the stock, the investor may put himself in a position to realize the hoped for profit (less the premium paid for the option) and to limit his losses to the premium should the stock increase in value in a put option and decline in value in a call option. This use of options anticipates the investment of the entire difference between the cost of the option and the short sale price or cost of the stock in a relatively risk-free manner (such as a savings account or Treasury bills), the income from which helps offset the cost of the option. (To the extent that an investor departs from this risk limiting use of options by failing to invest in a relatively risk-free manner the entire difference between the cost of the option and the short sale selling price of the stock in a put option and the cost of the stock in a call option, the option investment becomes more of a leverage device as described under example 1 above, and the investor becomes subject to the risks specified thereunder).

Although generally considered to be among the more conservative uses of option buying, the use of options described in this example 2 still involves significant risks that are not present in an ordinary short sale or stock purchase. Unlike the stock investor, the option purchaser must not only predict whether the price of the stock is going to fall or rise, but when it will fall or rise. If the stock price does not fall below in a put option, or rise above in a call option, the exercise price during the life of the option, the option purchaser will lose his entire option investment (unless he is able to recover a portion of the premium in an option repurchase transaction), whereas the stock investor will have suffered only a paper loss until he chooses to buy in the stock he is short or sell the stock he owns. Thus, an option investor does not have the choice of "waiting out" an unexpected upturn or downturn in the stock price beyond the expiration of the option. Obviously, the shorter the term of the option, the greater is this risk. It should be emphasized that this risk is increased by the expiration price provision of Gordon Limited Price Options.

Further, the very security which might be considered more conservative from the standpoint of a direct short sale or purchase could be more risky as an option investment. For example, a stable security might be considered a safer investment than a more volatile security because its price is less likely to rise or fall, but the same stability factor also means that a security with a stable price is less likely to fall significantly in a put option or rise significantly in a call option during the relatively short duration of an option. If the underlying security price does not fall in a put option or rise in a call option during that period, the option holder stands to lose his entire investment in the option.

The above enumeration of certain purposes and risks of buying options does not purport to be inclusive; there are other uses that may involve greater or lesser degrees of risk than stated above. Further, because of the repurchase agreement of Gordon Limited Price Options, the holder of an option may sell it to Gordon & Co. Such sale transactions permit additional uses which are discussed at page 25. No investor should undertake any transaction in options unless he thoroughly understands the mechanics and risks involved and is financially able to bear the risks.

It must be noted that the operation of the expiration price provision of Gordon Limited Price Options may cause any such option to expire at any time after it is purchased by virtue of fluctuation in the market price of the underlying security. A Gordon Limited Price Option may expire without the knowledge of the buyer or holder of such option. Gordon & Co. assumes no obligation to notify the buyer or holder of any Gordon Limited Price Option that the market price of the underlying security is approaching the expiration price of the option. Once a Gordon Limited Price Option expires by virtue of its expiration price provision, it becomes worthless. Subsequent fluctuation in the market price of the underlying security prior to the expiration date of the option does not revive the option.

METHOD OF BUYING GORDON OPTIONS

Gordon Limited Price Options may be purchased by placing an order with a broker or directly with Gordon & Co. An order should specify the premium being offered, the underlying security and the quantity thereof, the expiration date, the exercise price, and the expiration prices and the periods of time to which they are applicable. The order may be accepted or rejected by Gordon & Co., or negotiation may occur concerning the premium, exercise price, expiration prices and other terms of the option. As stated at pages 15-16, the charts indicating premiums and expiration prices of Gordon Options included in this prospectus are illustrative only, and are always subject to negotiation.

As indicated at pages 5 and 14, Gordon & Co. generally issues only offsetting put options and covered call options with an exercise price equal to the market price of the underlying security when the option is issued. Promptly upon receipt of a customer's order and agreement on the terms of the Gordon Limited Price Option to be issued Gordon sells (if a put option) or purchases (if a call option) the underlying security through a securities broker. The price at which the underlying security is positioned by Gordon & Co. determines the exercise price of the Gordon Option and directly affects the amount of the premium for the option. Accordingly, a customer should instruct Gordon & Co. when he places his order whether Gordon should position the underlying security by issuing a market order, a limit order or some other form of contingency order.

In those rare instances when Gordon elects to issue a naked option, Gordon sells, as promptly as applicable short selling regulations permit, and simultaneously purchases (if a naked put option) or purchases and simultaneously sells (if a naked call option) the underlying security. The actual price which Gordon & Co. receives on the sale of the underlying security of a naked put option, or the actual price which Gordon & Co. pays for the underlying security of a naked call option determines the exercise price of the Gordon Option issued to the customer and directly affects the amount of the premium for the option.

When Gordon & Co. and the customer agree on the premium and other terms of the Limited Price Option and the exercise price of the option is established according to the procedures herein described a trade binding on the parties results.

The buyer, or his broker, is required to pay the premium to Gordon & Co. prior to 9:30 A.M. Eastern Time of the following business day, at which time the option is issued by Gordon & Co. It is important to note that an option cannot be exercised or resold until the premium is paid.

Gordon & Co. reserves the right to sell Limited Price Options only to buyers determined by Gordon & Co. to be sophisticated stock market investors, traders and speculators. These buyers must satisfy Gordon & Co. that they have complete comprehension of the mechanics and risks involved in trading in options, especially Limited Price Options, and have the financial resources to enable them to bear the risk of trading in such options. As previously stated under "Certain Risk Factors" at page 9, the NASD imposes special disclosure and suitability rules for customers who engage in options trading. Gordon & Co. sells Gordon Options only to purchasers who satisfy the options disclosure and suitability requirements imposed by the NASD.

Moreover, Gordon & Co. will sell Gordon Options written on standardized stock options or on standardized index options only to extremely sophisticated investors who demonstrate a clear understanding of and ability to bear the unusual risks attendant in a derivative instrument written on another derivative instrument.

Gordon & Co. determines the suitability of option buyers by requiring each prospective buyer to submit a signed written application to open an account with Gordon & Co. The applicant is required to disclose his full name, age, marital status, number of dependents, home and business addresses and telephone numbers, name of employer and position held, bank references, stockbroker reference, taxpayer identification number, date of birth, annual income, net worth, investment experience and knowledge, and investment objectives.

An authorized representative of Gordon & Co. analyzes each application and determines whether the applicant is suitable for option trading before any transaction is consummated.

LIMITATIONS ON OPTION PURCHASES

Gordon & Co. has established position limits governing the maximum number of shares of stock, warrants, bonds or options on which Gordon Limited Price Options may be held by a single investor or group of investors acting in concert and the amount of the aggregate premiums received for such options. Gordon & Co. generally refrains from issuing options if the underlying security of an option has a closing market price or bid price of less than $5 per share or per option or $250 per bond. (See "Position Limits" at page 19.)

                    REPURCHASE AGREEMENT IN GORDON OPTIONS

GENERAL

As mentioned at pages 16 and 17 in this prospectus, the repurchase agreement in Gordon Limited Price Options permits investors with existing positions as holders of options, subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 19, to liquidate their positions by selling their options to Gordon & Co.

A holder (bearer) of a Limited Price Option who desires to sell his option to Gordon & Co. must present the option and notify Gordon & Co. that he elects to require Gordon & Co. to repurchase the option. This must be done before the option expires. The holder may give this notice orally or in writing when he presents the option to Gordon & Co. Upon receipt of the option and notice, Gordon & Co. will offer to purchase or sell the underlying security in accordance with the terms of the notice. Upon the purchase or sale of the underlying security, Gordon & Co. will pay the holder of the option the repurchase price calculated in accordance with the method set forth under "Liquidating Sales Transactions" below. If Gordon & Co. cannot purchase or sell the underlying security of the option because a trading halt on the underlying security imposed by governmental authority, by the exchange where the security is listed, or by the NASD, is in effect, Gordon & Co.'s obligation to repurchase the option ceases under the repurchase agreement of the option, unless trading in the underlying security resumes before the expiration date of the option. (See Paragraph 5 in Facsimiles of Limited Price Options at pages 36 and 38.)

LIQUIDATING SALE TRANSACTIONS

The repurchase agreement in Gordon Limited Price Options is available to the holder of options, subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 19, up to the time the options expire by virtue of their expiration date or expiration price provision. The repurchase price for a put option is the amount by which the applicable expiration price of the put option is above the price Gordon & Co. pays to purchase the underlying security when the holder of the put option requests its repurchase. The repurchase price for a call option is the amount by which the applicable expiration price of the call option is below the price Gordon & Co. receives on the sale of the underlying security when the holder of the call option requests its repurchase. The repurchase price for a put or call option is reduced by the amount, if any, by which the commission paid to purchase or sell the underlying security when the holder of the option requests its repurchase, exceeds the commission paid to sell short or purchase the underlying security at the time the option was issued.

In order to require the repurchase by Gordon & Co. of a Limited Price Put Option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as an ask price appears for the underlying security on NASDAQ, at a price equal to or more than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such ask price.

In order to require the repurchase by Gordon & Co. of a Limited Price Call Option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as a bid price appears for the underlying security on NASDAQ, at a price equal to or less than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such bid price.

The holder (bearer) of the option cannot exercise or require its repurchase while trading in the underlying security of the option has been halted by governmental authority, by the exchange where listed, or by the NASD. Such a trading halt shall not extend the date on which the option expires or the dates on which the expiration prices become applicable. If such a trading halt is in effect on the expiration date of the option, the option nevertheless expires on its expiration date.

The holders of Gordon Limited Price Options may save stock brokerage commissions when they resell their options to Gordon & Co. instead of exercising them, and in certain instances, receive a portion of the premium they paid for the options by obtaining the spread, if any, between the expiration price (not the striking price) and the current market price of the security underlying the options.

For example, a holder might have purchased the typical limited price put option described at "Typical Limited Price Options" (page 40) for $662.50 when XYZ stock was selling at $50 per share. Twenty-nine days later, XYZ stock is selling for $45 (and it had not risen during said period of time to $53.75).
By exercising the repurchase agreement of the option, the holder would receive, in accordance with the repurchase agreement, $875 (if the underlying stock is purchased by Gordon & Co. at $45), this sum being the difference between the first month expiration price of $53.75 (not the striking price of $50) and the purchase price of the underlying stock at $45. The profit made by selling the option in this transaction would be $212.50 ($875 less the $662.50 premium paid for the option) less the difference, if any, of any commission Gordon & Co. pays to buy-in XYZ over the commission it paid to sell XYZ short at the time the option was written.

Again, for example, a holder might have purchased the typical limited price call option described at "Typical Limited Price Options" (page 40) for $662.50 when XYZ stock was selling at $50 per share. Twenty-nine days later, XYZ stock is selling for $55 (and had not fallen during said period of time to $46.25). By exercising the repurchase agreement of the option, the holder would receive, in accordance with the repurchase agreement, $875 (if the underlying stock is sold by Gordon & Co. at $55), this sum being the difference between the expiration price of $46.25 (not the striking price of $50) and the sale price of the underlying stock at $55. The profit made by selling the option in this transaction would be $212.50 ($875 less $662.50 premium paid for the option) less the difference, if any, of any commission Gordon & Co. pays to sell XYZ over the commission it paid to purchase XYZ at the time the option was written.

When the holder of a limited price option makes a timely request upon Gordon & Co. to repurchase the option, Gordon & Co. immediately places a market order for the purchase of the underlying security of a put option (whether it is an offsetting put option or a naked put option) or for the sale of the underlying security of a covered call option and utilizes its best efforts to effect a prompt and expeditious purchase or sale of the underlying security. The actual purchase price of the securities underlying a put option or the actual sales price of the securities underlying a covered call option is used to calculate the repurchase price of the Gordon Option as explained above. If the option is a naked call option Gordon & Co. immediately places a market order for the purchase and simultaneous sale of the underlying security of the naked call option and utilizes its best efforts to effect a prompt and expeditious purchase and sale of the underlying security. The actual sale price of the underlying security is used to compute the repurchase price exactly as if the call option had been a covered call option. Gordon & Co. may be legally responsible to the holder of the option for negligence in executing the transaction.

MODERATION OF BUYER'S RISKS

In appropriate circumstances, the buyers of options may be able to limit their losses by closing out their position in options prior to their expiration, pursuant to the Repurchase Agreement in Gordon Options. Although the repurchase agreement may assist buyers of Gordon Limited Price Options in limiting their losses, there can be no assurance that the repurchase agreement will be applicable to any particular option because of a lack of a market to buy or sell the underlying security of the option, a rapid price fluctuation in the market price of the underlying security, or the possibility that a trading halt on an underlying security may eliminate the buyer's right to require Gordon & Co. to repurchase the option. (See "Limitations on Exercise, Transfer and Repurchase of Options" at page 19.)

The moderation of the buyer's risk in purchasing a limited price put option may be illustrated as follows:

A purchases the typical limited price put option described at "Typical Limited Price Options" (page 40) for a premium of $662.50.

Instead of falling in price as A anticipated, the market price of XYZ fluctuates between $47 and $51 a share, and is selling at $50 a share three weeks after he purchases the put option. A desires to liquidate his investment of $662.50 in the put option he owns. A can liquidate his investment with financial benefit to himself by electing to sell it to Gordon & Co., who is obligated to buy the option under the repurchase agreement of the option, for the amount by which the expiration price of $53.75 is above the price at which Gordon & Co. can purchase 100 shares of XYZ. If Gordon & Co. purchases 100 shares of XYZ at $50 a share, it is obligated to pay A $375 for the put option (expiration price of $53.75 less $50 purchase price). A could realize no gain if he exercised his put option and delivered 100 shares of XYZ at $50 a share when the market price of XYZ is $50 a share (except he would save the assumed commission of $71.50 if he owned the 100 shares of XYZ) but does recoup $375 of his investment of $662.50 by selling the option under the repurchase agreement of the option.

The moderation of the buyer's risk in purchasing a limited price call option may be illustrated as follows:

A purchases the typical limited price call option described at "Typical Limited Price Options" (page 40) for a premium of $662.50.

Instead of rising in price as A anticipated, the market price of XYZ fluctuates between $53 and $49 a share, and is selling at $50 a share three weeks after he purchases the call option. A desires to liquidate his investment of $662.50 in the call option he owns. A can liquidate his investment with financial benefit to himself by electing to sell it to Gordon & Co., who is obligated to buy the option under the repurchase agreement of the option, for the amount by which the expiration price of $46.25 is below the price at which Gordon & Co. can sell 100 shares of XYZ. If Gordon & Co. sells 100 shares of XYZ at $50 a share, it is obligated to pay A $375 for the call option ($50 purchase price less expiration price of $46.25). A could realize no gain if he exercised his call option and called for 100 shares of XYZ at $50 a share when the market price of XYZ is $50 a share (except he would save the assumed commission of $71.50 if he wanted to own the 100 shares of XYZ) but does recoup $375 of his investment of $662.50 by selling the option under the repurchase agreement of the option.

A's loss on his investment in both of the above examples is moderated by the amount A received on the sale of his option.

       RESTATEMENT OF BUYER'S MODERATION OF LOSS IN THE ABOVE EXAMPLES

        Paid for option		                            $662.50
       	Realized on sale of option		                 375.00
														-------
      	Loss on option transaction		                $287.50
														=======

A would have lost his entire investment if he exercised either of the above options when the market price of the underlying security was $50.

All that has been stated in the examples set forth above would apply to warrants, rights, units, options and bonds if they were the underlying security of the option and would apply if XYZ was listed on a national securities exchange or quoted on NASDAQ.

                           EXERCISE OF GORDON OPTIONS

GENERAL

Except as limited in the following sentence, a Gordon Limited Price Option may be exercised by the timely submission to Gordon & Co. of the option with an oral or written notice of exercise, together with the underlying security of a put option or payment of the exercise price of a call option. As noted under Exercise of Options at page 7, Gordon Options written on standardized stock options or on standardized index options can not be exercised. They can be only resold to Gordon & Co. under the terms of the Repurchase Agreement contained therein.

In order to exercise a limited price put option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed, at such time as an ask price appears for the underlying security on NASDAQ, at a price equal to or more than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such ask price.

In order to exercise a limited price call option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as a bid price appears for the underlying security on NASDAQ, at a price equal to or less than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such bid price.

The expiration date of every Gordon Option is calculated to fall on a business day on which the market for the underlying security is open for trading. If, by some oversight or inadvertence, the expiration date of a Gordon Option falls on a day other than such a business day, then the option does not expire until 3:15 P.M. Eastern Time on the next business day on which the market for the underlying security is open for trading.

In no event may any Gordon Option be exercised after it has expired either by virtue of its expiration date or expiration price provision. When a Gordon Option has expired, it has no further value.

TENDER OF EXERCISE NOTICE

Gordon & Co. assumes no responsibility for the timely or proper tender to it of the exercise notice and option. If an option is not properly exercised (or tendered for repurchase by Gordon & Co. pursuant to the repurchase agreement in the option discussed at page 25) prior to its expiration, it will become worthless.

Every tender of an exercise notice and option to Gordon & Co. is irrevocable.

PAYMENT AND DELIVERY

Gordon & Co. will pay the striking price of a put option, and deliver the underlying security in a call option, within three business days of the timely submission of an exercise notice, delivery of the option, and delivery of the underlying security in a put option, and payment of the exercise price in a call option.

It should be noted that when the holder of a standardized option exercises the option, unless a firm has a house rule to the contrary, the holder is not required to pay the exercise price until three business days later when he should also receive delivery of the underlying security of a call option or receive the exercise price of a put option.

In this respect, standardized options are different from Gordon Options which require the holder to pay the exercise price of a call option, or deliver the underlying security of a put option, at the time the holder exercises the option, even though Gordon & Co. is not obligated to deliver the underlying security of the call option or pay the exercise price of a put option until three business days after the option is exercised.

Upon the payment of the exercise price of a put option, and delivery of the underlying security in a call option, to the holder or his broker, the obligation of Gordon & Co. under the option will be completely discharged.

REMEDIES

If Gordon & Co. does not pay the striking price on the exercise of a put option, or deliver the underlying security on the exercise of a call option, on or before the settlement date, the holder may sell the underlying security in a put option or buy the underlying security in a call option. Gordon & Co. is obligated to pay the holder of a put option any amount by which the price obtained for the underlying security was less than the exercise price of the put option; and to pay the holder of a call option any amount by which the price paid for the underlying security exceeded the exercise price of the call option.

THE BACK-UP SYSTEM

The mechanics of trading in Gordon Limited Price Options and the settlement procedures of Gordon & Co. are designed so that for every outstanding option Gordon & Co. has undertaken to perform the obligations of the option in the event of an exercise of the option. As a result, no matter how many options may be outstanding at any time with respect to a particular underlying security Gordon & Co. is always obligated to perform each option.

Once an exercise notice is given and delivery of the option is made by the holder to Gordon & Co., and the underlying security is tendered to Gordon & Co. in a put option, or payment of the exercise price is tendered to Gordon & Co. in a call option, Gordon & Co. is contractually obligated to perform the obligation of the option in accordance with its terms. Gordon & Co.'s obligation is secured by margin which Gordon & Co. segregates, maintains and holds to secure the performance of the option.

I. Gordon & Co.'s Net Capital. Gordon & Co. issues limited price options only if it has at least the net capital required by law. Gordon & Co. will not permit the withdrawal of any funds from any subordinated loan account or from the account of any partner if the effect of such withdrawal or payment would be to reduce its net capital below such required amount.

Gordon & Co. will furnish semi-annually to the holder of each outstanding option a balance sheet which includes a detailed computation of its net capital. The financial books and records of Gordon & Co. will be audited at least once annually by independent certified public accountants and a report of such audit will be furnished to each holder of outstanding Gordon Limited Price Options and to the SEC.

II. Gordon & Co. Margin Deposits. When Gordon & Co. issues an option, Gordon & Co. segregates as margin, cash or Treasury bills or the underlying security (or, in certain cases, a security exchangeable for or convertible into the underlying security) by 9:30 A.M. on the day after the option is issued.

III. Gordon & Co.'s Lien. Gordon & Co. has a lien on all options, other securities, margins and funds maintained in each customer's account with Gordon & Co. If any customer does not perform its obligations to Gordon & Co., the assets in the customer's account with Gordon & Co. may be sold or converted to cash by Gordon & Co. and the proceeds applied to the performance of the customer's obligation as a buyer of Gordon Limited Price Options. The customer is obligated to pay Gordon & Co. any deficiency between the amount of the customer's obligation to Gordon & Co. and the amount Gordon & Co. receives from the liquidation of the customer's account.

                       FEDERAL INCOME TAX CONSIDERATIONS

Federal income tax considerations are important in evaluating option transactions. Any investor considering the purchase of a Gordon Limited Price Put or Call Option should consult with his tax advisor as to how taxes may affect the outcome of a particular contemplated option transaction.

Gordon & Co. has obtained private rulings from the Internal Revenue Service with respect to material federal income tax consequences to buyers of Gordon Options. The specific circumstances of a particular transaction and of any particular taxpayer may impact the resulting tax consequences so it is not possible to provide information with respect to the federal income tax treatment of every conceivable option transaction. These rulings are set forth below and they are based on the assumption that the options are capital assets of the holder of the option.

1. The cost of a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is a nondeductible capital expenditure.

2. If a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is sold prior to exercise, any gain or loss recognized by the holder constitutes capital gain or loss and is short-term or long-term, depending on the holding period of the call or the put.

3. If a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is allowed to expire without exercise, the expiration is treated as a sale or exchange of such option on the expiration date. The resulting loss is a capital loss and is short-term or long-term, depending on the holding period of the option.

4. If a Gordon Limited Price Call Option is exercised, its cost is added to the basis of the stock purchased.

5. If a Gordon Limited Price Put Option is exercised, its cost reduces the amount realized on the sale of the underlying stock in determining gain or loss. Such gain or loss is capital gain or loss and is short-term or long-term, depending on the holding period of the stock involved.

6. For purposes of section 1233(b) of the Internal Revenue Code (the "Code"), the acquisition of a Gordon Limited Price Put Option constitutes a short sale and the exercise, sale or expiration of the put is a closing of the short sale. If the put is acquired at a time when the underlying stock has been held for less than the holding period required for long-term capital gain purposes or if shares of the underlying security are acquired after acquisition of the Put Option and before its exercise, sale or expiration, any gain on exercise, sale or expiration of the Put Option is short-term capital gain, and the holding period of the underlying security begins to run on the earliest of (1) the date such security is disposed of, (2) the date the Put Option is exercised, (3) the date the Put Option is sold or (4) the date the Put Option expires.

7. If a Gordon Put Option and securities identified to be used in its exercise are acquired on the same day, the acquisition of the Put Option does not constitute a short sale for purposes of section 1233(b) of the Code. If the Put Option is exercised and if the identified securities are delivered pursuant to the exercise, the premium paid for the Put Option reduces the amount realized on the sale. If the Put Option is not exercised, the premium paid for the Put Option is added to the basis of the identified securities.

These private tax rulings may not preclude the Internal Revenue Service from making adjustments in the tax return of individual investors with respect to transactions in Gordon Options depending on the particular facts applicable to a specific transaction or to a specific taxpayer. Current laws, regulations, rulings, decisions and policies of the Internal Revenue Service are subject to change at any time.

State income tax considerations may also be significant. No attempt is made to explain them here. Nothing herein is to be construed as tax advice with respect either to federal or state tax considerations.

                          COSTS OF OPTIONS TRANSACTIONS

The price which a buyer pays to purchase a Gordon Option is known as a "premium". The amount of the premium for a particular option is determined by agreement of the parties to the transaction. The premium depends upon such factors as the market price and the quantity of the underlying security involved in the transaction, the identity of the issuer of the underlying security, the volatility of the underlying security, the term of the option, the difference, if any, between the exercise price and the market price of the underlying security, the expiration prices and dates to which they are applicable, the commission cost involved in positioning and disposing of the underlying security, whether the underlying security is traded on a national securities exchange or quoted on NASDAQ, and the premium at which a conventional or standardized option on the same underlying security is available.

Gordon & Co. offers its 6 month-10 day, 9 month and 12 month-10 day limited price options for premiums (subject to negotiation and change) ranging from 11 1/2% to 30% of the market value of the underlying security when the security is traded on a national securities exchange and for premiums ranging from 15 1/2% to 40% of the market value of the underlying security when the security is quoted on NASDAQ. Premiums for Limited Price Options on underlying options are specially negotiated.

The premiums are paid to Gordon & Co.

Gordon & Co. may purchase or sell the securities underlying an option through a broker who has referred the option buyer to Gordon & Co. The referring broker will receive a commission from Gordon & Co. for executing transactions in the underlying securities. No additional fee or other form of compensation is paid to the referring broker by Gordon & Co.

Illustrative premiums at which Gordon & Co. offers its limited price put and call options (subject to negotiation and change) on securities listed on a national securities exchange, with exercise prices equivalent to the market price of the underlying security at the time the options are issued, are $12.50 per 100 shares of stock, 100 warrants, rights or units or 10 bonds plus the percentages of the market price of the underlying securities set forth below.

All premiums are adjusted to the next highest 1/8 of a point if on being computed they do not come to an even 1/8.

                 PREMIUMS ON LIMITED PRICE PUT AND CALL OPTIONS
  (EXPRESSED AS A PERCENTAGE OF THE MARKET PRICE OF THE UNDERLYING SECURITY)

                 OPTIONS ON 1,000 SHARES OR MORE OF LISTED STOCK,
                  1,000 WARRANTS, RIGHTS OR UNITS OR 100 BONDS

  	                   6 MONTH-10 DAY		            12 MONTH-10 DAy
	MARKET PRICE OF	       OPTIONS     9 MONTH OPTIONS	    OPTIONS
  UNDERLYING SECURITY	   PREMIUM         PREMIUM	        PREMIUM
  -------------------  --------------  ---------------	----------------
	5	to	9	7/8	    not available	not available	    25	1/2	%
	10	to	14	7/8     not available	not available   	23		%
	15	to	24	7/8     not available		18	    %	    22	1/2	%
	25	to	39	7/8		    12	1/2	%		17	    %	    21	1/2	%
	40	to	74	7/8		    11	1/2	%		16	    %   	20	1/2	%
	75	to	149	7/8		    11		%		15  1/2 %	    20		%
	150	and up	    	    10	1/2	%		15	    %	    19	1/2	%

                 OPTIONS ON 500 TO 900 SHARES OF LISTED STOCK,
             500 TO 900 WARRANTS, RIGHTS OR UNITS OR 50 TO 90 BONDS

  	                   6 MONTH-10 DAY		            12 MONTH-10 DAy
	MARKET PRICE OF	       OPTIONS     9 MONTH OPTIONS	    OPTIONS
  UNDERLYING SECURITY	   PREMIUM         PREMIUM	        PREMIUM
  -------------------  --------------  ---------------	----------------
	5	to	9	7/8	    not available	not available    	26		%
	10	to	14	7/8	    not available	not available	    23	1/2	%
	15	to	24	7/8	    not available		18      %	    22	1/2	%
	25	to	39	7/8		13		%	     	17  1/2 %	    22		%
	40	to	74	7/8		12	1/2	%	    	17	    %	    21	1/2	%
	75	to	149	7/8		11	1/2	%		    16	    %	    20	1/2	%
	150	and    up		11		%		    15  1/2 %	    20		%

                OPTIONS ON LESS THAN 500 SHARES OF LISTED STOCK,
                   500 WARRANTS, RIGHTS OR UNITS OR 50 BONDS

 	                   6 MONTH-10 DAY		            12 MONTH-10 DAy
	MARKET PRICE OF	       OPTIONS     9 MONTH OPTIONS	    OPTIONS
  UNDERLYING SECURITY	   PREMIUM         PREMIUM	        PREMIUM
  -------------------  --------------  ---------------	----------------
   	5	to	9	7/8	    not available	not available	    27	1/2	%
	10	to	14	7/8	    not available	not available	    25		%
	15	to	24	7/8	    not available		19	1/2	%	    24		%
	25	to	39	7/8		14		%		    18	1/2	%	    23		%
	40	to	74	7/8		13		%		    17	1/2	%    	22		%
	75	to	149	7/8		12	1/2	%		    17		%	    21	1/2	%
	150	and    up		12		%		    16	1/2	%	    21		%

Illustrative premiums at which Gordon & Co. offers its limited price put and call options (subject to negotiation and change) on securities quoted on NASDAQ are 33 1/3% more than the premiums on securities quoted on a national securities exchange.

Premiums for Limited Price Options with expiration dates other than those listed above are agreed upon with Gordon & Co. when the transaction is negotiated.

Prior to the expiration of any limited price option it has issued, Gordon & Co. will increase the exercise and expiration prices in a put option, and decrease the exercise and expiration prices in a call option, as much (as many points) as the holder desires, upon the receipt from the holder of a premium of $1.0625 per share of stock or per warrant, right or unit; $10.625 per bond; and $106.25 per underlying option for each point the exercise and expiration prices of the option are increased or decreased.

Except for the premiums discussed herein, Gordon & Co. makes no charge to the buyer or holder of a Gordon Option for the purchase, modification, exercise or repurchase of the option.

                        LITIGATION RELATING TO GORDON & CO.

There is no administrative action, criminal or civil litigation pending or threatened against Gordon & Co. or its general partner which in the opinion of management or counsel to Gordon & Co. would materially adversely affect the financial condition of Gordon & Co.

                    ORGANIZATION AND MANAGEMENT OF GORDON & CO.

ORGANIZATION

Gordon & Co. is a broker-dealer registered under the Securities Act of 1934 and it is subject to that Act and to the regulatory jurisdiction of the Securities and Exchange Commission.

Gordon & Co. was organized in 1937 in Massachusetts as a common law partnership by Louis Gordon, Milton Gordon and Stanley Gordon under the name of Beacon Finance Company. On May 1, 1961 Beacon Finance Company registered with the Commonwealth of Massachusetts as a limited partnership. On December 15, 1971 Beacon Finance Company registered with the Securities and Exchange Commission as a broker-dealer pursuant to the Securities Exchange Act of 1934 and has, since its registration, engaged in the business of writing options on securities. On December 21, 1971, Beacon Finance Company changed its name to Gordon & Co. Its offices are located at One Gateway Center, Newton, Massachusetts 02158; telephone number (617) 964-6672.

Gordon & Co. has written limited price options for many years. The vast majority of the options have been repurchased by Gordon & Co. with or without prior modification pursuant to the repurchase agreement in the options. Those options which were repurchased may or may not have resulted in a profit to the holder. Options which have expired have always resulted in a loss to the holder. Gordon & Co. has never failed to fulfill its obligations as a writer of options including its obligation to repurchase any option as required by the terms thereof.

Gordon & Co. issues no research reports to its customers other than information published by national publication services, and makes no recommendations with respect to the underlying securities to buyers or writers of its limited price options.

The capitalization of Gordon & Co. consists of funds invested in Gordon & Co. by its partners. The issuance and/or writing of the limited price options offered by this prospectus has a direct effect upon the capitalization of Gordon & Co. (See the Balance Sheet and Statement of Income of Gordon & Co. included under "Financial Statements" beginning at page 42.)

MANAGEMENT

The general partner of Gordon & Co. is Kezar Limited Partnership, a Massachusetts limited partnership organized on January 1, 1987. An audited consolidated balance sheet of Kezar Limited Partnership is included at page 52 of this Prospectus. The general partners of Kezar Limited Partnership are Stanley Gordon and Warren G. Miller as trustees of The Salke Family Trust. The Salke Family Trust had a net worth in excess of nine million ($9,000,000) dollars as of December 31, 1996. Stanley Gordon is also a limited partner of Gordon & Co. Warren G. Miller is general counsel to Gordon & Co. Stanley Gordon and Warren G. Miller each had a net worth in excess of five hundred thousand ($500,000) dollars as of December 31, 1996. Neither of them has an active role in the operation of the business of Gordon & Co. and neither of them receives any compensation as an employee of Gordon & Co. As general partner of Gordon & Co., Kezar Limited Partnership is obligated by law to satisfy all of the financial obligations of Gordon & Co.

The chief and only executive officer of Gordon & Co. is Michael B. Salke, age
58. Mr. Salke has been actively engaged in the securities business of Gordon & Co. (formerly Beacon Finance Company) as general manager from 1961 to 1971 and thereafter as general partner of Gordon & Co. from 1971 through 1986 when he assumed his present position of Chief Executive Officer. He was the general manager of Beacon Finance Co., Inc. from 1961 to 1971 when it merged with Gordon & Co. Inc. and was also president of Gordon & Co. Inc. until its voluntary dissolution in 1976. Mr. Salke is also a limited partner of Kezar Limited Partnership.

EXECUTIVE COMPENSATION

As the chief and only executive officer of Gordon & Co., Michael B. Salke serves under an employment contract which expires on December 31, 1997 at an annual salary of $402,000.00 plus expenses. Mr. Salke's previous employment contracts have been renewed annually since 1986, generally at increasing rates of compensation and are likely to be so renewed on an annual basis for the foreseeable future.

After each limited partner of Gordon & Co receives a guaranteed return on his average annual investment in Gordon & Co. the balance of the partnership's net income is paid to its general partner, Kezar Limited Partnership in which Michael Salke has a significant financial interest as limited partner.

BENEFICIAL OWNERSHIP OF GORDON & CO.

The following table sets forth as of December 31, 1996 certain information regarding the ownership of and equity interest in Gordon & Co., a Massachusetts limited partnership, by each person who is the beneficial owner of more than five percent of the equity of the partnership and by the named chief and sole executive officer of the company, Michael B. Salke.

Name and Address of 	  Nature of Beneficial		 Percentage of Partnership
Beneficial Owner (1)  		  Ownership					      Owned
--------------------	  --------------------		 -------------------------
Kezar Limited 			  General Partner
Partnership, a 										 68.8%
Massachusetts Limited
Partnership

Stanley Gordon (2)		  Limited Partner			 11.4%

Joan Salke (3)			  Limited Partner			 15.4%

Michael B. Salke		  Chief and Only Executive	 (4)
 						  Officer

(1)  The address of each owner is One Gateway Center, Newton, MA 02158

(2) Stanley Gordon is the father-in-law of Michael B. Salke and the father of Joan Salke.

(3)  Joan Salke is the wife of Michael B. Salke and the daughter of Stanley
Gordon.

(4) Michael B. Salke does not directly own any beneficial interest in Gordon & Co. He is a limited partner of Kezar Limited Partnership, general partner of Gordon & Co. As of December 31, 1996, Mr. Salke owned a 34.4% beneficial interest in Kezar Limited Partnership.

CERTAIN RELATIONSHIPS

As indicated in the financial statements at page 42, there is a $1,100,000 subordinated demand loan payable by the Company to a trust for the benefit of Harriett Gordon, the wife of Stanley Gordon, a limited partner, pursuant to a secured demand note collateral agreement. Harriett Gordon is also the mother-in-law of Michael B. Salke and the mother of Joan Salke.

The Company is indebted to the same trust in the amount of $268,476 as of December 31, 1996, pursuant to an unsecured subordinated demand note.

                        LEGAL OPINION AND EXPERT REPORT

Legal matters in connection with options offered hereby, including legal matters related to federal income taxes under "Federal Income Tax Considerations" have been passed upon by Warren G. Miller, Esquire, Boston, Massachusetts, General Counsel to Gordon & Co. Mr. Miller is a trustee of The Salke Family Trust which is the general partner of Kezar Limited Partnership, a Massachusetts limited partnership which is the general partner of Gordon & Co.

The financial statements included in this prospectus and the related supplemental schedules included elsewhere in the registration statement of Gordon & Co. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this prospectus have been audited by Tofias Fleishman Shapiro & Co., P.C., independent public accountants, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing. The consolidated balance sheet of Kezar Limited Partnership and Subsidiary as of December 31, 1996 has been audited by Tofias Fleishman Shapiro & Co., P.C., independent public accountants, as stated in their report appearing herein and elsewhere in the registration statement, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

(617) 964-6672
                                  GORDON & CO.
                                 Broker-Dealer
                              ONE GATEWAY CENTER
                                SUITE 516 WEST
                               NEWTON, MA 02158

                       LIMITED PRICE PUT OPTION CONTRACT

CONTRACT NO.	                                    NEWTON, MASS.
		                                            Date

           For Value Received, the Bearer may Deliver to Gordon & Co.
    Shares of	                        at $	per share
	Bonds of	                        at $	per bond
	Warrants of	                        at $	per warrant
	Rights of                        	at $	per right
	Units of                            at $	per unit
	Options(7) on                    	at $	per option

             hereinafter referred to as the Contract Striking Price.

This option can be exercised only prior to the earlier of (A) 3:15 P.M. Eastern Time on the expiration date described below or (B) such time as a sale shall occur of the above described security on a national securities exchange if listed on an exchange, or if not so listed, at such time as an ask price appears for the above described security on an automated quotation system of a national securities association, at a price equal to or more than the expiration price specified below as applicable to the period which includes the date of such sale or such ask price.

EXPIRATION PRICE		            EXPIRATION PRICE
  PER SHARE		                      PER SHARE
  PER BOND		                      PER BOND
 PER WARRANT	                     PER WARRANT
  PER RIGHT	                          PER RIGHT
  PER UNIT	      PERIOD TO WHICH	  PER UNIT	        PERIOD TO WHICH
 PER OPTION(7)	    APPLICABLE	     PER OPTION(7)        APPLICABLE
 -------------		----------		 -------------		  ----------
			From	      to				    From		        to
			From		  to			    	From		        to
			From		  to			    	From	         	to
			From		  to				    From	         	to
			From	      to				    From	        	to
			From		  to				    From		        to

If the security underlying the Option is a standardized (listed) or index option, this Option can not be exercised. It can only be resold to Gordon & Co. pursuant to the terms on the reverse side hereof.
The regular expiration date of this option is          or the earlier
expiration date of the underlying security if the underlying security is an Option, warrant or right, but this option will expire automatically upon the sale of the security if listed on a national securities exchange, or at such time as an ask price appears for the security on an automated quotation system of a national securities association, at or above the applicable expiration price specified herein. Gordon & Co. does not assume any responsibility to notify the bearer of the prices at which the security has been sold, offered for sale or the ask price of the security.
At any time prior to the expiration of this option, the bearer may require Gordon & Co. to repurchase this option at the price determined pursuant to paragraph 4 of the terms and conditions on the reverse side.
This option must be presented to Gordon & Co. before the exact time of its expiration in order to exercise this option or to require the repurchase of this option.
This option is subject to the terms and conditions on the reverse side.
Gordon & Co. agrees to carry out all of the obligations of this option in accordance with the terms and conditions thereof.

	                                   GORDON & CO.
	                                   By

                           TERMS AND CONDITIONS

Definitions of Terms. As used in the Option, "Underlying Security" means the Stock, Bond, Warrant, Right, Unit or Option of the issuer and class specified on the face hereof; "Contract Striking Price" (7) means the price specified on the face hereof as the price at which the Bearer may deliver or call the Underlying Security, subject to an adjustment pursuant to these Terms and Conditions; and "Expiration Price" (7) as of a specified date, means the amount shown on the face hereof as the expiration price applicable to the period which includes such date, subject to adjustment pursuant to these Terms and Conditions.

Prior to the expiration of this Option if the Underlying Security is a Stock (or, where applicable, a Warrant, Unit or Option):

1. (a)-The Contract Striking Price and Expiration Prices hereof shall be reduced by the value of any cash dividend on the day the Stock goes ex-dividend;
   (b)-Where the underlying stock is entitled to rights and/or warrants the Contract Striking Price and Expiration Prices shall be reduced by the value of same as fixed by the opening sale thereof on the day the Stock sells ex-rights and/or warrants.

2. (a)-In the event of stock splits, reverse splits or other similar action by the issuer of the Stock, Warrant or Unit or by the issuer of the security underlying an option which is the subject of this Option, this Option shall become an Option for the equivalent in new securities when duly listed for trading and the total Contract Striking Price and Expiration Prices shall not be reduced.
   (b)-Stock dividends or the equivalent due-bills shall be attached to the Stock, Warrant or Unit when and if this Option is exercised, and the total Contract Striking Price and Expiration Prices shall not be reduced.

   Prior to the Expiration of this Option if the Underlying Security is a Bond:

3. (a)-The Contract Striking Price and Expiration Prices shall be reduced by the value of any interest on the day interest is paid on the Bond.
   (b)-Upon exercise or election to require repurchase of this Option, the Contract Striking Price and Expiration Prices of the Underlying Bond shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.
   (c)-If the Underlying Bond is called for redemption by the issuing corporation, wholly or in part, this Option shall expire on the date fixed for redemption by said corporation and the Contract Striking Price and Expiration Prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.

4. If prior to the expiration of this Option there are presented to Gordon & Co. this Option and notice that the Bearer has elected to require the repurchase of this Option, Gordon & Co. will offer to purchase if a Put Option, or will offer for sale if a Call Option, at a price which conforms to the conditions as to price stated in such notice, the Stock, Bonds, Warrants, Rights Units or Options covered by this Option. Subject to the purchase or sale on the Exchange where listed, or on the over-the-counter market if not listed on an Exchange, by Gordon & Co., prior to the expiration of this Option and in conformity with such conditions as to price, of such Stock, Bonds, Warrants, Rights, Units or Options, Gordon & Co. will repurchase this Option at a price equal to the amount by which the purchase price of such purchase of the Stock,Bonds, Warrants, Rights, Units or Options is below in a Put Option, or sales price of such sale of the Stock, Bonds, Warrants, Rights, Units or Options is above in a Call Option, (without reduction for transfer taxes) the amount determined by multiplying the number of shares of Stock, Bonds, Warrants, Rights, Units or Options covered by this Option by the applicable Expiration Price in effect at the date of such purchase or sale, less the difference, if any, in a Put Option, by which the amount of commission paid to purchase the optioned security exceeds the commission paid to sell short the optioned security at the time the option was written, and less the difference, if any, in a Call Option, by which the amount of commission paid to sell the optioned security exceeds the commission paid to purchase the optioned security at the time the option was written. Gordon & Co.'s repurchase of this Option shall be deemed to have been effected on the date of such purchase or sale of the Underlying Security.

5. Except as provided herein, this Option may not be exercised, or the repurchase of this Option required, while trading in the Underlying Security has been halted by governmental authority, the Exchange where listed, or by the NASD and such a trading halt shall not extend the date on which this Option expires or the dates on which Expiration Prices become applicable.
   If such a trading halt is in effect on the expiration date of this Option, this Option shall expire.

6. Prior to the expiration of this Option, the Bearer may have the exercise price and expiration prices of this Option increased in a Put Option, and decreased in a Call Option, as many points as the Bearer desires upon paying Gordon & Co. an additional premium. The additional premium for each point the exercise and expiration prices of the Option are increased or decreased is $1.0625 per share of Stock, Warrant, Right or Unit if the Underlying Security is a Stock, Warrant, Right or Unit; $10.625 per Bond if the Underlying Security is a Bond; and $106.25 per Underlying Option if the Underlying Security is an Option.

7. Underlying Options are generally quoted and traded on the exchange where listed or on the over-the-counter market at prices representing 1/100th of the price of the Underlying Option which covers 100 shares or units of the security or index subject to the Underlying Option. Accordingly for purposes of determining the Contract Striking Price and applicable expiration prices of this Option, the Contract Striking Price and Expiration Prices of this Option stated on the face hereof must be multiplied by 100.

(617) 964-6672
                                  GORDON & CO.
                                 Broker-Dealer
                              ONE GATEWAY CENTER
                                SUITE 516 WEST
                               NEWTON, MA 02158

                       LIMITED PRICE CALL OPTION CONTRACT

CONTRACT NO.	                                    NEWTON, MASS.
		                                            Date

           For Value Received, the Bearer may Deliver to Gordon & Co.
    Shares of	                        at $	per share
	Bonds of	                        at $	per bond
	Warrants of	                        at $	per warrant
	Rights of                        	at $	per right
	Units of                            at $	per unit
	Options(7) on                    	at $	per option

             hereinafter referred to as the Contract Striking Price.

This option can be exercised only prior to the earlier of (A) 3:15 P.M. Eastern Time on the expiration date described below or (B) such time as a sale shall occur of the above described security on a national securities exchange if listed on an exchange, or if not so listed, at such time as an bid price appears for the above described security on an automated quotation system of a national securities association, at a price equal to or less than the expiration price specified below as applicable to the period which includes the date of such sale or such bid price.

EXPIRATION PRICE		            EXPIRATION PRICE
  PER SHARE		                      PER SHARE
  PER BOND		                      PER BOND
 PER WARRANT	                     PER WARRANT
  PER RIGHT	                          PER RIGHT
  PER UNIT	      PERIOD TO WHICH	  PER UNIT	        PERIOD TO WHICH
 PER OPTION(7)	    APPLICABLE	     PER OPTION(7)        APPLICABLE
 ------------		----------		 -------------		  ----------
			From	      to				    From		        to
			From		  to			    	From		        to
			From		  to			    	From	         	to
			From		  to				    From	         	to
			From	      to				    From	        	to
			From		  to				    From		        to

If the security underlying the Option is a standardized (listed) or index option, this Option can not be exercised. It can only be resold to Gordon & Co. pursuant to the terms on the reverse side hereof.
The regular expiration date of this option is          or the earlier
expiration date of the underlying security if the underlying security is an Option, warrant or right, but this option will expire automatically upon the sale of the security if listed on a national securities exchange, or at such time as an bid price appears for the security on an automated quotation system of a national securities association, at or beolw the applicable expiration price specified herein. Gordon & Co. does not assume any responsibility to notify the bearer of the prices at which the security has been sold, offered for sale or the bid price of the security.
At any time prior to the expiration of this option, the bearer may require Gordon & Co. to repurchase this option at the price determined pursuant to paragraph 4 of the terms and conditions on the reverse side.
This option must be presented to Gordon & Co. before the exact time of its expiration in order to exercise this option or to require the repurchase of this option.
This option is subject to the terms and conditions on the reverse side.
Gordon & Co. agrees to carry out all of the obligations of this option in accordance with the terms and conditions thereof.

	                                   GORDON & CO.
	                                   By

                           TERMS AND CONDITIONS

Definitions of Terms. As used in the Option, "Underlying Security" means the Stock, Bond, Warrant, Right, Unit or Option of the issuer and class specified on the face hereof; "Contract Striking Price" (7) means the price specified on the face hereof as the price at which the Bearer may deliver or call the Underlying Security, subject to an adjustment pursuant to these Terms and Conditions; and "Expiration Price" (7) as of a specified date, means the amount shown on the face hereof as the expiration price applicable to the period which includes such date, subject to adjustment pursuant to these Terms and Conditions.

Prior to the expiration of this Option if the Underlying Security is a Stock (or, where applicable, a Warrant, Unit or Option):

1. (a)-The Contract Striking Price and Expiration Prices hereof shall be reduced by the value of any cash dividend on the day the Stock goes ex-dividend;
   (b)-Where the underlying stock is entitled to rights and/or warrants the Contract Striking Price and Expiration Prices shall be reduced by the value of same as fixed by the opening sale thereof on the day the Stock sells ex-rights and/or warrants.

2. (a)-In the event of stock splits, reverse splits or other similar action by the issuer of the Stock, Warrant or Unit or by the issuer of the security underlying an option which is the subject of this Option, this Option shall become an Option for the equivalent in new securities when duly listed for trading and the total Contract Striking Price and Expiration Prices shall not be reduced.
   (b)-Stock dividends or the equivalent due-bills shall be attached to the Stock, Warrant or Unit when and if this Option is exercised, and the total Contract Striking Price and Expiration Prices shall not be reduced.

   Prior to the Expiration of this Option if the Underlying Security is a Bond:

3. (a)-The Contract Striking Price and Expiration Prices shall be reduced by the value of any interest on the day interest is paid on the Bond.
   (b)-Upon exercise or election to require repurchase of this Option, the Contract Striking Price and Expiration Prices of the Underlying Bond shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.
   (c)-If the Underlying Bond is called for redemption by the issuing corporation, wholly or in part, this Option shall expire on the date fixed for redemption by said corporation and the Contract Striking Price and Expiration Prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.

4. If prior to the expiration of this Option there are presented to Gordon & Co. this Option and notice that the Bearer has elected to require the repurchase of this Option, Gordon & Co. will offer to purchase if a Put Option, or will offer for sale if a Call Option, at a price which conforms to the conditions as to price stated in such notice, the Stock, Bonds, Warrants, Rights Units or Options covered by this Option. Subject to the purchase or sale on the Exchange where listed, or on the over-the-counter market if not listed on an Exchange, by Gordon & Co., prior to the expiration of this Option and in conformity with such conditions as to price, of such Stock, Bonds, Warrants, Rights, Units or Options, Gordon & Co. will repurchase this Option at a price equal to the amount by which the purchase price of such purchase of the Stock, Bonds, Warrants, Rights, Units or Options is below in a Put Option, or sales price of such sale of the Stock, Bonds, Warrants, Rights, Units or Options is above in a Call Option, (without reduction for transfer taxes) the amount determined by multiplying the number of shares of Stock, Bonds, Warrants, Rights, Units or Options covered by this Option by the applicable Expiration Price in effect at the date of such purchase or sale, less the difference, if any, in a Put Option, by which the amount of commission paid to purchase the optioned security exceeds the commission paid to sell short the optioned security at the time the option was written, and less the difference, if any, in a Call Option, by which the amount of commission paid to sell the optioned security exceeds the commission paid to purchase the optioned security at the time the option was written. Gordon & Co.'s repurchase of this Option shall be deemed to have been effected on the date of such purchase or sale of the Underlying Security.

5. Except as provided herein, this Option may not be exercised, or the repurchase of this Option required, while trading in the Underlying Security has been halted by governmental authority, the Exchange where listed, or by the NASD and such a trading halt shall not extend the date on which this Option expires or the dates on which Expiration Prices become applicable.
   If such a trading halt is in effect on the expiration date of this Option, this Option shall expire.

6. Prior to the expiration of this Option, the Bearer may have the exercise price and expiration prices of this Option increased in a Put Option, and decreased in a Call Option, as many points as the Bearer desires upon paying Gordon & Co. an additional premium. The additional premium for each point the exercise and expiration prices of the Option are increased or decreased is $1.0625 per share of Stock, Warrant, Right or Unit if the Underlying Security is a Stock, Warrant, Right or Unit; $10.625 per Bond if the Underlying Security is a Bond; and $106.25 per Underlying Option if the Underlying Security is an Option.

7. Underlying Options are generally quoted and traded on the exchange where listed or on the over-the-counter market at prices representing 1/100th of the price of the Underlying Option which covers 100 shares or units of the security or index subject to the Underlying Option. Accordingly for purposes of determining the Contract Striking Price and applicable expiration prices of this Option, the Contract Striking Price and Expiration Prices of this Option stated on the face hereof must be multiplied by 100.

                         TYPICAL LIMITED PRICE OPTIONS

The following typical limited price put and call options are referred to in various examples throughout this prospectus:

1. Typical Put Option

A limited price put option written for a term of 6 months-10 days on 100 shares of XYZ stock listed on a national securities exchange with a market value of $50 a share, for a premium of $662.50, at an exercise price of $50 per share, with expiration prices of

  $53.75 during the first monthly term of the option,

  $53.00 during the second monthly term of the option,

  $52.25 during the third monthly term of the option,

  $51.50 during the fourth monthly term of the option,

  $50.75 during the fifth monthly term of the option,

  $50.00 during the last monthly term of the option.

2. Typical Call Option

A limited price call option written for a term of 6 months-10 days on 100 shares of XYZ stock listed on a national securities exchange with a market price of $50 a share, for a premium of $662.50, at an exercise price of $50 per share, with expiration prices of

  $46.25 during the first monthly term of the option,

  $47.00 during the second monthly term of the option,

  $47.75 during the third monthly term of the option,

  $48.50 during the fourth monthly term of the option,

  $49.25 during the fifth monthly term of the option,

  $50.00 during the last monthly term of the option.

                                                                 (617) 964-6672
                                  GORDON & CO.
                                 Broker-Dealer
                               ONE GATEWAY CENTER
                                SUITE 516 WEST
                               NEWTON, MA 02158

	                                                   Date:

The following information pertains to the security underlying the Gordon Limited Price Option which you purchased from or sold through Gordon & Co. on the above date. Financial data has been compiled from the most recent annual report (on Form 10-K) filed by the issuer with the Securities and Exchange Commission. Data relating to trading volume of the underlying security has been obtained from financial publications. Gordon & Co. believes these sources to be reliable but does not guarantee the accuracy or completeness of the information.

-----------------------------     ----------------     ----------------
   Underlying Security	              Exchange	           No. Shs.
			                                             Outstanding

    SALES/REVENUES AND EARNINGS PER SHARE DURING PAST THREE FISCAL YEARS

	YR. ENDED	         19	                19	                 19
--------------       -------------      --------------      --------------
Sales/Revenues:
  (in thousands)
                     -------------      --------------      --------------
Earnings per Sh.
                     -------------      --------------      --------------

                        QUARTERLY HIGH/LOW PRICE RANGE AND
              DIVIDENDS DECLARED OR PAID DURING PAST 2 FISCAL YEARS

                               19	                           19
                        --------------------            -------------------
	QUARTERS        	HIGH/LOW	DIVIDEND	        HIGH/LOW	DIVIDEND
1st

2nd

3rd

4th

                      TRADING VOLUME DURING PAST FOUR WEEKS

	          WEEK ENDED                    	VOLUME (IN HUNDREDS)




	Past 4-wk Average Volume:

                             FINANCIAL STATEMENTS

There are set forth below the certified financial statements of Gordon & Co. for the last three fiscal years including statements of financial condition for the last two fiscal years and a certified consolidated balance sheet of Kezar Limited Partnership and Subsidiary at December 31, 1996.

It should be noted that Gordon & Co. is the issuer and writer of every Gordon & Co. Option. The financial statements of Gordon & Co. and of its general partner, Kezar Limited Partnership, are presented to furnish buyers of Gordon Limited Price Options with information as to Gordon & Co.'s financial net worth and its financial ability to honor all options it issues and writes.

<AUDITOR-REPORT>
                         INDEPENDENT AUDITORS' REPORT

To the Partners of
 Gordon & Co.:

We have audited the accompanying statements of financial condition of Gordon & Co. (the "Partnership") as of December 31, 1996 and 1995 and the related statements of income, changes in partnership capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

TOFIAS FLEISHMAN SHAPIRO & CO., P.C.

January 21, 1997
Cambridge, Massachusetts
</AUDIT-REPORT>

                                   GORDON & CO.

                         STATEMENTS OF FINANCIAL CONDITION

                            DECEMBER 31, 1996 AND 1995

                                      ASSETS

	                                           NOTES	    1996	      1995
											   -----		----		  ----
Cash and money market accounts	     	       3,9	    $12,710,567	 $7,565,745
Investments		                               1	                  1,979,543
Deposits with clearing organizations		        	    153,000      88,000
Receivables from brokers, dealers and clearing
  organizations		                           1	         86,436	    769,150
Receivables from customers			                         57,719	    113,096
Securities purchased		                   1,4,7      8,010,055	  7,697,406
Secured demand note receivable	               8	      1,100,000	  1,100,000
Property - net of accumulated
   depreciation of $2,065,118 in 1996 and
   $1,993,321 in 1995		                   1	         67,299	    210,376
Other assets			                                    759,339	    372,681
														-----------	-----------
          TOTAL			                                $22,944,415 $19,895,997
						                                ===========	===========

                       LIABILITIES AND PARTNERSHIP CAPITAL

Unsecured loans		                           6	    $   337,143 $   303,110
Payables to brokers, dealers and clearing
  organizations		                           7		                 74,564
Payables to customers			                            251,617	    252,290
Securities sold but not purchased		       1,4		                 31,499
Accrued and other liabilities			                    185,655	    197,358
Total			                                            774,415	    858,821
														-----------	-----------
Subordinated loan		                       7	      1,100,000	  1,100,000
Partnership capital			                             21,070,000	 17,937,176
														-----------	-----------
Total partnership capital and subordination		         22,170,000	 19,037,176
														----------- -----------
          TOTAL			                                $22,944,415	$19,895,997
														=========== ===========

                     See notes to financial statements.

                                 GORDON & CO.

                             STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

	                                    NOTE    1996	    1995	    1994
										----	----		----		----
REVENUES:
  Net gains on option transactions (including
   unrealized income (loss) of $1,063,741
   in 1996 and $2,715,804 in 1995
   and ($1,984,706) in 1994)		    1	 $6,509,861	 $2,464,625	 $2,739,897
  Interest			                            526,658	    595,772	    456,218
  Other income			                        276,851	    226,412	    189,638
                                             ----------	 ----------	 ----------
          Total			                      7,313,370	  3,286,809	  3,385,753
											 ----------	 ----------	 ----------
EXPENSES:
  Compensation and benefits		              2,377,003	    843,447	    844,085
  Interest		                        6,8	     46,639	     44,073	     45,357
  Other operating costs			                990,781	    997,218	  1,056,332
											 ----------	 ----------	 ----------
          Total			                      3,414,423	  1,884,738	  1,945,774
											 ----------	 ----------	 ----------
NET INCOME			                         $3,898,947	 $1,402,071	 $1,439,979
											 ==========	 ==========	 ==========

                      See notes to financial statements.

                                  GORDON & CO.

                   STATEMENTS OF CHANGES IN PARTNERSHIP CAPITAL

                FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                GENERAL PARTNER

	                                            1996	    1995	    1994
												----		----		----
PARTNERSHIP CAPITAL, BEGINNING OF YEAR		$11,299,270	$11,327,404	$12,043,332
											-----------	-----------	-----------
ADD:
    Capital contributions		                594,788
    Distributive share of net income		  3,371,543	    873,800	    904,477
											-----------	-----------	-----------
        Total		                          3,966,331	    873,800	    904,477
											-----------	-----------	-----------
DEDUCT-Capital withdrawals		                773,202	    901,934	  1,620,405
											-----------	-----------	-----------
PARTNERSHIP CAPITAL, END OF YEAR		    $14,492,399	$11,299,270	$11,327,404
											=========== =========== ===========

                               LIMITED PARTNERS

	                                            1996	    1995	    1994
												----		----		----
PARTNERSHIP CAPITAL, BEGINNING OF YEAR		 $6,637,906	 $6,692,450	 $6,967,828
											 ----------	 ----------	 ----------
ADD:
    Capital contributions		              1,756,698	     19,228	     17,110
    Distributive share of net income		    527,404	    528,271	    535,502
											 ----------	 ----------	 ----------
        Total		                          2,284,102	    547,499	    552,612
											 ----------	 ----------	 ----------
DEDUCT-Capital withdrawals		              2,344,407	    602,043	    827,990
											 ----------	 ----------	 ----------
PARTNERSHIP CAPITAL, END OF YEAR		     $6,577,601	 $6,637,906	 $6,692,450
											 ==========	 ==========	 ==========

                                     TOTAL

	                                            1996	    1995	    1994
												----		----		----
PARTNERSHIP CAPITAL, BEGINNING OF YEAR		$17,937,176	$18,019,854	$19,011,160
											-----------	-----------	-----------
ADD:
    Capital contributions		              2,351,486	     19,228	     17,110
    Distributive share of net income		  3,898,947	  1,402,071	  1,439,979
											-----------	-----------	-----------
        Total		                          6,250,433	  1,421,299	  1,457,089
											-----------	-----------	-----------
DEDUCT-Capital withdrawals		              3,117,609	  1,503,977	  2,448,395
											----------- ----------- -----------
PARTNERSHIP CAPITAL, END OF YEAR		    $21,070,000	$17,937,176	$18,019,854
											=========== =========== ===========

                       See notes to financial statements.

                                 GORDON & CO.

                           STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

	                                             1996	      1995	      1994
												 ----		  ----		  ----
OPERATING ACTIVITIES:
  Net income		                        $ 3,898,947	 $ 1,402,071  $ 1,439,979
  Add (Deduct) items not requiring the
  use of cash:
    Loss on sale of property		             18,523
    Depreciation		                         86,554		152,386		  223,055
    Accretion of discounts		            <    34,597) (   111,525) (    29,537)
											------------ ------------ ------------
      Total		                              3,969,427	   1,442,932	1,633,497
Changes in operating assets and liabilities:
  Deposits with clearing organizations		(    65,000)
  Receivables from brokers, dealers
    and clearing organizations		            682,714	 (    10,750)	2,889,100
  Receivables from customers		             55,377		 669,863  (   411,950)
  Securities purchased		                (   312,649)   1,511,823	2,807,926
  Other assets		                        (   386,658)     187,281  (   512,802)
  Payables to brokers, dealers
    and clearing organizations		        (    74,564) ( 2,416,043)	2,055,613
  Payables to customers		                (       673) (   174,423) (   613,875)
  Securities sold but not purchased		    (    31,499) ( 1,044,037) ( 3,528,280)
  Accrued and other liabilities		        (    11,703)     114,393  (    89,895)
											------------ ------------ ------------
Total		                                  3,824,772		 281,039	4,229,334
                                            ------------ ------------ ------------
INVESTING ACTIVITIES:
  Property additions				                     (     2,200) (    61,600)
  Proceeds from sale of property		         38,000
  Purchase of investments		            ( 1,975,030) ( 7,889,660) ( 3,948,820)
  Redemption of investments			          3,989,170	   8,000,000	2,000,000
  											------------ ------------ ------------
Total		                                  2,052,140		 108,140  ( 2,010,420)
											------------ ------------ ------------
FINANCING ACTIVITIES:
  Proceeds from unsecured loans payable	         34,033		  16,802	   83,469
  Capital contributions and transfers		  2,351,486		  19,228	   17,110
  Capital withdrawals and transfers		    ( 3,117,609) ( 1,503,977) ( 2,448,395)
											------------ ------------ ------------
Total		                                (   732,090) ( 1,467,947) ( 2,347,816)
											------------ ------------ ------------
INCREASE (DECREASE) IN MONEY
  MARKET ACCOUNTS		                      5,144,822	 ( 1,078,768) (   128,902)
CASH AND MONEY MARKET ACCOUNTS AT
  BEGINNING OF YEAR		                      7,565,745	   8,644,513	8,773,415
  											------------ ------------ ------------
CASH AND MONEY MARKET ACCOUNTS AT
  END OF YEAR		                        $12,710,567	 $ 7,565,745  $ 8,644,513
  											============ ============ ============

                        See notes to financial statements.

                                 GORDON & CO.

                        NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of the Business

Gordon & Co. (the "Partnership"), a Massachusetts limited partnership, is a registered broker-dealer engaged primarily in the writing of limited price put and call options. Under the terms of such options, expiration prices are established. If the market price of the underlying security falls to or below (call options) or rises to or above (put options) the expiration price, the option expires. Upon issuance of each option, Gordon & Co. agrees to repurchase the option prior to expiration for certain specified prices. An option may be exercised, but if it is not exercised, modified or repurchased, it expires at the end of the term of the option as determined either by the expiration price or the expiration date of the option. The expiration price provision limits the off-balance sheet market risk should there be an unfavorable change in the price of the underlying financial instrument. If a put option expires, Gordon & Co.'s policy is to immediately purchase the underlying security to cover its short position.

Principal customers are individuals located throughout the United States who are familiar with the type of risk associated with these investments and who satisfy the options disclosure and suitability requirements imposed by the NASD.

  Accounting for Option Income

Option income is recognized over the term of the option, measured by the difference between the premiums received for writing and/or modifying the option and the amount of the Partnership's obligation to repurchase the option. For covered options, the amount of the repurchase obligation is considered in determining the realizable value of the underlying securities.

  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Securities Transactions and Valuation of Securities

Securities transactions are recorded on a trade date basis. Securities, most of which are subject to outstanding put or call options, are recorded at realizable value, taking into account the repurchase provisions included in the options. Changes in the realizable value of securities are included in income.

Receivables from brokers, dealers and clearing organizations are collateralized in part by securities borrowed or sold.

  Fair Value of Financial Instruments

The Partnership's financial instruments, except as discussed elsewhere, are recorded at carrying amounts which approximate fair value.

                                 GORDON & CO.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(Continued)

  Property

Computer equipment, furniture and fixtures, motor vehicles, and leasehold improvements are recorded at cost and are depreciated using the applicable tax depreciation methods over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

  Investments

Investments consisting of short-term United States government debt securities are carried at amortized cost which approximates market price.

  Income Taxes

A provision for income taxes has not been made as each partner is individually liable for his own tax payments.

2. STATEMENT OF CASH FLOWS

The Partnership paid $46,639, $44,073 and $45,357 in interest during the years ended December 31, 1996, 1995 and 1994 respectively. No income taxes were paid as these are the responsibility of the individual partners. (See note 8).

3. CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash and equivalents at several financial institutions. Balances deposited in commercial banks are insured by the Federal Deposit Insurance Corporation up to $100,000. The partnership's uninsured cash balances totalled $12,419,480, $7,121,167 and $8,124,701 at December 31, 1996, 1995 and 1994 respectively.

4.  SECURITIES PURCHASED AND SOLD (TO COVER OUTSTANDING OPTIONS)

	                                                      1996	      1995
														  ----		  ----
 Market value of securities purchased		          $10,382,894	$10,141,192
 Less reduction of securities valuation to reflect
   the repurchase provisions of options sold (Note 1)   2,372,839	  2,443,786
													  -----------	-----------
          Total		                                  $ 8,010,055	$ 7,697,406
													  ===========	===========

 Cost of securities purchased		                  $ 8,978,687	$10,043,203
													  ===========   ===========

 Market value of securities sold but not purchased	  $         0	$    27,525
 Plus increase in securities valuation to reflect
   the repurchase provisions of options sold (Note 1)		    0	      3,974
													  -----------   -----------
          Total	                                      $         0	$    31,499
													  ===========	===========

 Selling price of securities sold but not purchased	  $         0	$    26,544
													  ===========   ===========

     At December 31, 1996, two securities account for approximately 40% of the market value of securities purchased.

     At December 31, 1996 and 1995 all outstanding put and call options were covered.

                                       49

                                 GORDON & CO.

                 NOTES TO FINANCIAL STATEMENTS - (Continued)

5.  CAPITAL REQUIREMENTS

The Partnership is subject to the Uniform Net Capital Rule pursuant to Rule
15c3-1 under the Securities Exchange Act of 1934 which provides that aggregate indebtedness, as defined, shall not exceed fifteen times net capital, as defined. The Partnership's net capital ratio, net capital, and net capital requirements at December 31, 1996 and 1995 were as follows:

	                                                      1996	      1995
														  ----		  ----
     Net capital ratio		                            .04 to 1	  .04 to 1
													  ===========   ===========
     Net capital		                              $20,290,336	$17,632,492
													  ===========	===========
     Required net capital	                          $   250,000	$   250,000
													  ===========	===========

6.  UNSECURED LOANS
     Loans payable at December 31, 1996 and 1995 consisted of the following:

	                                                      1996	        1995
														  ----		    ----
     Unsecured demand loans payable to relatives
       of the chief executive officer, bearing interest
       at 7 1/2 %		                                $ 68,667	  $ 93,867
     Unsecured subordinated demand loans payable
       to a trust for the benefit of a relative of a
       limited partner, bearing interest at 7 1/2%	     268,476	   209,243
														--------	  --------
             Total		                                $337,143	  $303,110
														========	  ========

At December 31, 1996 the Partnership had available an unused line of credit of $1,500,000 on an unsecured basis. The Partnership also has an agreement with a bank to borrow funds on an offering basis determined by the bank's internal guidelines. Interest rates on these lines are determined by the prime rate or federal funds rate.

7.  PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

Payables to brokers, dealers and clearing organizations are collateralized by securities purchased.

8.  RELATED PARTY AGREEMENTS

The subordinated loan in the amount of $1,100,000 at December 31, 1996 and 1995 is payable to a trust for the benefit of a relative of a limited partner, pursuant to a secured demand note collateral agreement. The present loan, bearing interest at 2% is fully collateralized by U.S. Treasury notes. The loan matures on January 31, 1998. It is the intention of the Partnership to renegotiate this loan when it comes due.

The secured demand note receivable is due from the same trust and is non-interest bearing.

Included in other assets is a $215,000 mortgage receivable due from a trust of which one benficiary is a related party.

                                 GORDON & CO.

8.  RELATED PARTY TRANSACTIONS-(Continued)

The secured demand note receivable and subordinated loan payable bear interest rates determined in accordance with industry standards. Since both of these instruments are with the same related entity, the Partnership's management estimates that adjustment to fair value would not have a material effect on income or partner's capital.

9.  CASH SEGREGATED UNDER FEDERAL REGULATIONS

At December 31, 1996 and 1995, cash of $174,000 and $259,000, respectively, was segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission. No additional deposit was necessary to meet the required reserve computed as of December 31, 1996 or 1995.

10.  COMMITMENTS

The Partnership leases its office facilities and a motor vehicle under noncancelable operating leases expiring through November, 1999. Minimum annual rental payments are as follows:

	                           1997:	$59,858
	                           1998:	$28,468
                               1999:	$26,096

Rental expense, including certain adjustments relating to changes in real estate taxes and other operating expenses, for each of the years ended December 31, 1996 and 1995 under the aforementioned lease were $46,851 and $41,854, respectively.

10.  EMPLOYEE BENEFITS

The Partnership has a Keogh plan providing for contributions at the discretion of the Chief Executive Officer. For the years ended 1996 and 1995, $128,610 and $59,919 respectively were contributed to the plan.

<AUDIT-REPORT>
                          Independent Auditors' Report

The Partners
Kezar Limited Partnership

We have audited the accompanying consolidated balance sheet of Kezar Limited Partnership, a Massachusetts limited partnership, and subsidiary, as of December 31, 1996. This financial statement is the responsibility of the Limited Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Kezar Limited Partnership and subsidiary as of December 31, 1996, in conformity with generally accepted principles.

Tofias, Fleishman, Shapiro & Co., P.C.

Cambridge, Massachusetts
January 21, 1997
</AUDIT-REPORT>

                     KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 1996

ASSETS	                                           NOTES
------                                             -----
Cash and money market accounts		                2,8	     $12,765,009
Deposits with clearing organizations			                 153,000
Receivables from brokers, dealers and clearing
  organizations		                                1	          86,436
Receivables from customers		                                  57,719
Securities purchased		                        1,3,6	   8,010,055
Secured demand note receivable		                7	       1,100,000
Property - net of accummulated depreciation
  of $2,065,118		                                1             67,299
Other assets			                                         759,339
															 -----------
TOTAL			                                             $22,998,857
															 ===========
LIABILITIES AND PARTNERSHIP CAPITAL
-----------------------------------

Unsecured loans		                                5	     $   337,143
Payables to customers			                                 251,617
Accrued and other liabilities			                         185,655
															 -----------
Total			                                                 774,415
															 -----------

Minority Interest			                                   6,577,601
															 -----------

Subordinated loan	                               	7	       1,100,000
Partnership capital		                            11	      14,546,841
															 -----------
Total partnership capital and subordination			          15,646,841
															 -----------

TOTAL			                                             $22,998,857
															 ===========

                     KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business
---------------------------

Kezar Limited Partnership ("Kezar"), a Massachusetts limited partnership, is the General Partner of Gordon & Co. (the "Partnership"), a registered broker-dealer engaged primarily in the writing of limited price put and call options. Kezar is obligated by law to satisfy all the financial obligations of the Partnership. The General Partner of Kezar is The Salke Family Trust of which Stanley Gordon and Warren G. Miller are trustees. The General Partner of Kezar is obligated by law to satisfy all the financial obligations of Kezar.

Gordon & Co., a Massachusetts limited partnership, is a registered broker-dealer engaged primarily in the writing of limited price put and call options. Under the terms of such options, expiration prices are established. If the market price of the underlying security falls to or below (call options) or rises to or above (put options) the expiration price, the option expires. Upon issuance of each option, Gordon & Co. agrees to repurchase the option prior to expiration for certain specified prices. An option may be exercised, but if it is not exercised, modified or repurchased, it expires at the end of the term of the option as determined either by the expiration price or the expiration date of the option. The expiration price provision limits the off-balance sheet market risk should there be an unfavorable change in the price of the underlying financial instrument. If a put option expires, Gordon & Co.'s policy is to immediately purchase the underlying security to cover its short position.

Principal customers are individuals located throughout the United States who are familiar with the type of risk associated with these investments and who satisfy the options disclosure and suitability requirements imposed by the NASD.

Accounting for Option Income
----------------------------

Option income is recognized over the term of the option, measured by the difference between the premiums received for writing and/or modifying the option and the amount of the Partnership's obligation to repurchase the option. For covered options, the amount of the repurchase obligation is considered in determining the realizable value of the underlying securities.

                     KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use Of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Securities Transactions and Valuation of Securities
---------------------------------------------------

Securities transactions are recorded on a trade date basis. Securities, most of which are subject to outstanding put or call options, are recorded at realizable value, taking into account the repurchase provisions included in the options. Changes in the realizable value of securities are included in income.

Receivables from brokers, dealers and clearing organizations are collateralized by securities borrowed or sold.

Fair Value of Financial Instruments
-----------------------------------

The Partnership's financial instruments, except as discussed elsewhere, are recorded at carrying amounts which approximate fair value.

Property
--------

Computer equipment, furniture and fixtures, motor vehicles, and leasehold improvements are recorded at cost and are depreciated using the applicable tax depreciation methods over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

Allocation of Kezar Income
--------------------------

Kezar consists of a Limited Partner and a General Partner. The Limited Partner is entitled to receive a distribution equal to 10% of the average capital of the Limited Partner during the year, as defined in Article 2.2 of the Limited Partnership Agreement (the "Kezar Agreement"). In addition, the Limited Partner is entitled to receive special allocations as defined in Article 4.1 of the Kezar Agreement.

Net income remaining after the guaranteed payments to the Limited Partner is allocated to the General Partner.

                     KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Kezar and its majority owned subsidiary Gordon & Co. All material intercompany balances and transactions are eliminated in consolidation.

Income Taxes
------------

A provision for income taxes has not been made as each partner is individually liable for his own tax payments.

2. CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash and equivalents at several financial institutions. Balances deposited in commercial banks are insured by the Federal Deposit Insurance Corporation up to $100,000. The partnership's uninsured cash balances totalled $12,419,480 at December 31, 1996.

3. SECURITIES PURCHASED

   Market value of securities purchased		                $10,382,894
   Less reduction of securities valuation to reflect
     the repurchase provisions of options sold (Note 1)		  2,372,839
															-----------
   Total		                                            $ 8,010,055
															===========

   Cost of securities purchased		                        $ 8,978,687
															===========

At December 31, 1996, two securities account for approximately 40% of the market value of securities purchased and all outstanding call options were covered.

4. CAPITAL REQUIREMENTS

The Partnership is subject to the Uniform Net Capital Rule pursuant to Rule 15c3-1 under the Securities Exchange Act of 1934 which provides that aggregate indebtedness, as defined, shall not exceed fifteen times net capital, as defined. At December 31, 1996, the Partnership's net capital ratio was .04 to 1, net capital was $20,290,336 and required net capital was $250,000.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                               DECEMBER 31, 1996

5.  UNSECURED LOANS

    Loans payable at December 31, 1996 consisted of the following:

    Unsecured demand loans payable to relatives of the
      chief executive officer, bearing interest at 7 1/2%		$ 68,667
    Unsecured subordinated demand loan payable to a trust
      for the benefit of a relative of a limited partner,
      bearing interest at 7 1/2%		                         268,476
																--------
    Total		                                                $337,143
																========

At December 31, 1996, the Partnership had available an unused line of credit of $1,500,000 on an unsecured basis. The Partnership also has an agreement with a bank to borrow funds on an offering basis determined by the bank's internal guidelines. Interest rates on these lines are determined by the prime rate or federal funds rate.

6.  PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

Payables to brokers, dealers and clearing organizations are collateralized by securities purchased.

7.  RELATED PARTY TRANSACTIONS

The subordinated loan at December 31, 1996 is payable to a trust for the benefit of a relative of a limited partner, pursuant to a secured demand note collateral agreement. The loan in the amount of $1,100,000, bearing interest at 2% and fully collateralized by U.S. Treasury notes, matures on January 31, 1998. It is the intention of the Partnership to renegotiate this loan when it comes due.

The secured demand note receivable is due from the same trust and is non-interest bearing.

The secured demand note receivable and subordinated loan payable bear interest rates determined in accordance with industry standards. Since both of these instruments are with the same related entity, the Partnership's management estimates that adjustment to fair value would not have a material effect on income or partners' capital.

Included in other assets is a $215,000 mortgage receivable due from a trust of which one beneficiary is a related party.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                              DECEMBER 31, 1996

8.  CASH SEGREGATED UNDER FEDERAL REGULATIONS

At December 31, 1996, cash of $174,000 was segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission. No additional deposit was necessary to meet the required reserve computed as of December 31, 1996.

9.  COMMITMENTS

The Partnership leases its office facilities and a motor vehicle under noncancelable operating leases expiring through November, 1999. Minimum annual rental payments are as follows:

	                           1997:	$59,858
	                           1998:	$28,468
	                           1999:	$26,096

10.  EMPLOYEE BENEFITS

The Partnership has a Keogh plan providing for contributions at the discretion of the Chief Executive Officer. For the year ended 1996 $128,610 was contributed to the Plan.

11.  PARTNERS' CAPITAL

Individual partners' capital balance changes during the year ended December 31, 1996 are as follows:

		                                      GENERAL PARTNER	LIMITED PARTNER
	                                         THE SALKE FAMILY	   MICHAEL B.
	                               TOTAL	       TRUST	          SALKE
Capital balances,
  January 1, 1996		        $11,353,712	     $6,765,688	       $4,588,024

Net income:
  General partner residual		  3,371,543	      2,945,100	          426,443

Additions		                    594,788		                      594,788

Withdrawals		                (   773,202)	 (  175,114)	   (  598,088>
								------------     -----------       -----------

		                          3,193,129		  2,769,986		      423,143
		                        ------------     -----------       -----------

Capital balances,
  December 31, 1996		        $14,546,841	     $9,535,674	       $5,011,167
                                ============     ===========       ===========

                                       58

         		 ----------								    ----------
             TABLE OF CONTENTS

											    PAGE
											    ----
Available Information		                     2
Glossary of Terms		                         2
Prospectus Summary		                         5
Certain Risk Factors		                     9
Description of Gordon Options		             14		    GORDON & CO.
	Terms of Options		                     14
	Parties to the Option Transaction		     14
	Exercise Price of Options		             14
	Renewal of Options		                     15		 ONE GATEWAY CENTER
	Expiration Prices of Options		         15
	Repurchase of Gordon Limited Price Options	 16 NEWTON, MASSACHUSETTS 02158
	Modification of Terms of Options		     16
	Premiums for Options		                 16
	Some Differences between Gordon & Co. Options		   (617) 964-6672
	  and Other Options		                     16
	Adjustments in Terms	                	 17
	Limitations on Exercise, Transfer and Repurchase
	  of Options		                         19
	Position Limits		                         19
 	Evidence of Option Contracts		         19
	Underlying Securities		                 20
Buying Gordon Options	                         22		    GORDON & CO.
	Purposes and Risks		                     22
	Method of Buying Gordon Options		         24
	Limitations on Option Purchases		         25
Repurchase Agreement in Gordon Options		     25
	General		                                 25 8,000 LIMITED PRICE PUT AND
	Liquidating Sale Transactions		         25
	Moderation of Buyer's Risks		             27		    CALL OPTIONS
Exercise of Gordon Options		                 28
	General	                                 	 28
	Tender of Exercise Notice		             28
	Payment and Delivery		                 29			 ----------
	Remedies		                             29
	The Back-Up System		                     29
Federal Income Tax Considerations		         30		     PROSPECTUS
Costs of Options Transactions		             31
Litigation Relating to Gordon & Co		         33
Organization and Management of Gordon & Co		 33			 ----------
	Organization		                         33
	Management		                             33
	Executive Compensation		                 34
	Beneficial Ownership	                 	 34
	Certain Relationships		                 35
Legal Opinion and Expert Report		             35
Facsimile of Limited Price Put Option Contract	 36
Facsimile of Limited Price Call Option Contract	 38
Typical Limited Price Options		             40
Disclosure Statement	                      	 41
Financial Statements		                     42

                    -----------							   FEBRUARY 10, 1997

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY LIMITED PRICE OPTIONS IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

             -------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities offered by this registration statement do not create any equity participation in Gordon & Co. There are no proceeds from the distribution of Gordon Options other than the premiums which may be received for Options which are sold. Accordingly, there are no expenses of issuance and distribution which are of any material consequence to the purchasers of these Options. Nonetheless, a reasonably itemized statement of all expenses in connection with the registration of these securities is as follows:

		Registration Fees:
          Securities and Exchange Commission           $22,069.00
	      Various States                                15,310.00
		Printing                                         2,000.00
		Legal                                           15,000.00
		Accounting	                                     7,000.00
													   ----------
        Total                                          $61,379.00
													   ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

	Not applicable

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

	Not applicable

ITEM 16.  EXHIBITS; FINANCIAL STATEMENT SCHEDULES

	(a)  Financial Statements

		(1)  Included in Prospectus and incorporated by reference

			Gordon & Co.
			Independent Auditors' Report

			Statements of Financial Condition, December 31, 1996 and 1995

			Statements of Income for the Years Ended December 31, 1996, 1995
			and 1994

			Statements of Changes in Partnership Capital for the Years Ended
			December 31, 1996, 1995 and 1994

			Statements of Cash Flows for the Years Ended December 31, 1996,
			1995 and 1994

			Notes to Financial Statements

			Kezar Limited Partnership
			Independent Auditors' Report

			Statement of Financial Condition, December 31, 1996

			Notes to Statement of Financial Condition

			Not included in Prospectus - The information with respect to
			selected financial data is not included in the Prospectus in as
			much as the securities being offered create no equity interest in
			the Registrant and the inclusion of selected financial data of the
			Registrant would be inappropriate.

		(2)  Schedules Included

			Schedule I - Marketable Securities: December 31, 1996 (p. S-3
			through S-3.3).

			Schedule II - Amounts Receivable from Related Parties and
			Underwriters, Promoters, and Employees Other than Related Parties
			(S-4)

			Schedule IX - Amounts Payable to Banks: December 31, 1996, 1995 and
			1994 (p. S-5)

			All other schedules have been omitted since the information
			required is either disclosed in the notes to the financial
			statements, not applicable to the Registrant or immaterial to its
			financial condition.

	(b)  Exhibits

		(3)	A copy of the Restated Articles of Limited Partnership of the
		    Registrant are incorporated by reference to Pages S-5.2 through
		    S-5.24 in the Registrant's Post-Effective Amendment No. 16 to Form
		    S-1 which was filed with the commission on March 6, 1987 (File No.
		    2-52026).  A First Amendment to the Registrant's Restated Articles
		    of Limited Partnership dated as of January 1, 1991 is incorporated
		    by reference to Pages S-6 through S-6.2 in Registrants
		    Post-Effective Amendment No. 4 to Form S-1 which was filed with the
		    Commission on March 26, 1991 (File No. 33-16109).  A Second
		    Amendment to the Registrant's Restated Articles of Limited
		    Partnership dated as of January 1, 1992 is incorporated by reference to Pages S-6 through S-6.3 in registrant's Registration
            Statement on Form S-1 which was filed with the Commission on
            February 24, 1992 (File No. 33-45944).

		(4)	Copies of Registrant's Limited Price Put and Call Option (2)
		    - Included in Prospectus at pages 36-39 and incorporated by
		    reference.

		(5)	Opinion of Counsel (1)  (p. S-7)

		(23)	Consents

			(1)	Tofias Fleishman Shapiro & Co., P.C. (p. S-8)

			(2)	Warren G. Miller, Esq. (p. S-9)

ITEM 17.  UNDERTAKINGS

                                  UNDERTAKINGS

	The undersigned registrant hereby undertakes:
		(1)	To file, during any period in which offers or sales are being made,
		a post-effective amendment to its registration statement:

			(i)	To include any prospectus required by section 10(a)(3) of the
			Securities Act of 1933;

			(ii)	To reflect in the prospectus any facts or events arising
			after the effective date of the registration statement (or the most
			recent post-effective amendment thereof) which, individually or in
			the aggregate, represent a fundamental change in the information
			set forth in the registration statement;

			(iii)	To include any material information with respect to the
			plan of distribution not previously disclosed in the registration
			statement or any material change to such information in the
			registration statement.

		(2)	That, for the purpose of determining any liability under the
		Securities Act of 1933, each such post-effective amendment shall be
		deemed to be a new registration statement relating to the securities
		offered therein, and the offering of such securities at that time shall
		be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-effective amendment
		any of the securities being registered which remain unsold at the
		termination of the offering.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                                                 SCHEDULE  I
                                  GORDON & CO.

                                  ------------

                              MARKETABLE SECURITIES
                              SECURITIES PURCHASED
                       (TO COVER OUTSTANDING CALL OPTIONS)
                               DECEMBER 31, 1996

	                                      DECEMBER 31, 1996
	                                   ----------------------

NUMBER OF SECURITY			                                          EXPIRATION DATE
 SHARES	  LONG POSITION                         COST	      VALUE	    OF OPTION
--------  -------------							----		  -----		---------
15,000	  Alfacell Corp		              $   69,375.00	$   95,625.00	8/26/97
 4,600	  America Online Inc		         152,064.50	   152,375.00	3/30/97
   400	  America Online Inc		          14,155.60	    13,250.00	2/24/97
   500	  Ampex Corp Cl A		               5,187.50	     4,687.50	8/2/97
 1,000    Ancor Communications Inc		      14,271.50	    14,000.00	5/28/97
 2,000    ARC International Corp	       	   5,780.00	     7,500.00	5/7/97
 1,000	  Artra Group Inc.		               5,639.00	     6,375.00	8/20/97
 3,800	  Artra Group Inc		              20,900.00	    24,225.00	8/23/97
89,700	  Artra Group Inc		             504,562.50	   571,837.50	10/15/97
33,800	  Artra Group Inc		             202,800.00	   215,475.00	12/16/97
 1,900	  Artra Group Inc		              11,875.00	    12,112.50	12/13/97
   500	  Artra Group Inc		               3,000.00	     3,187.50	9/3/97
 3,600	  Artra Group Inc		              19,350.00	    22,950.00	2/12/97
 1,200	  AT Cross Co.		                  13,650.00	    13,950.00	6/17/97
 1,000	  AT Cross Co.		                  13,012.50	    11,625.00	1/17/97
 8,000	  Austrian Trading Services Inc 	  34,000.00	    40,000.00	9/28/97
12,000    Austrian Trading Services Inc		  54,000.00	    60,000.00	10/21/97
32,000    Austrian Trading Services Inc		 148,000.00	   160,000.00	4/23/97
 8,000	  Austrian Trading Services Inc		  34,000.00	    40,000.00	4/30/97
35,000	  Austrian Trading Services Inc		 166,250.00	   175,000.00	10/26/97
25,000	  Biomatrix Inc		                 368,750.00	   400,000.00	5/25/97
28,500	  CECO Environmental Corp		      64,125.00	    57,000.00	11/4/97
25,000	  Celestial Ventures Corp		     109,375.00	   125,000.00	6/9/97
65,000	  Celestial Ventures Corp		     235,625.00	   325,000.00	4/6/97
 1,500	  Columbia Labs Inc		              18,000.00	    21,750.00	8/23/97
 2,000	  Columbia Labs Inc		              24,000.00	    29,000.00	6/4/97
 2,000	  Columbia Labs Inc		              24,000.00	    29,000.00	6/4/97
 1,000	  Columbia Labs Inc		              12,875.00	    14,500.00	12/22/97
 8,000	  Columbia Labs Inc		              70,000.00	   116,000.00	2/1/97
 5,000	  Columbia Labs Inc	                  58,750.00	    72,500.00	5/22/97
 2,000	  Columbia Labs Inc		              25,600.00	    29,000.00	2/24/97
 1,000	  Columbia Labs Inc		              12,875.00	    14,500.00	4/10/97
 5,000	  Columbia Labs Inc		              59,375.00	    72,500.00	2/19/97
 4,000	  Columbia Labs Inc		              50,000.00	    58,000.00	5/11/97
 2,000	  Columbia Labs Inc		              24,750.00	    29,000.00	2/24/97
 2,000	  Columbia Labs Inc		              25,500.00	    29,000.00	2/26/97
12,500	  Columbia Labs Inc		             143,750.00	   181,250.00	4/13/97
 5,000	  Columbia Labs Inc		              58,750.00	    72,500.00	3/27/97
 1,000	  Columbia Labs Inc		              12,250.00	    14,500.00	4/23/97
 2,000	  Columbia Labs Inc		              23,750.00	    29,000.00	2/19/97
 2,000	  Columbia Labs Inc		              24,750.00	    29,000.00	2/24/97
 2,000	  Columbia Labs Inc		              25,500.00	    29,000.00	2/26/97
 2,000	  Columbia Labs Inc		              23,500.00	    29,000.00	5/22/97
 3,000	  Comforce Corporation.		          49,875.00	    42,750.00	1/15/97

                                                                 SCHEDULE  I
																 (CONTINUED)
                                  GORDON & CO.

                                  ------------

                              MARKETABLE SECURITIES
                              SECURITIES PURCHASED
                       (TO COVER OUTSTANDING CALL OPTIONS)
                               DECEMBER 31, 1996

	                                      DECEMBER 31, 1996
	                                   ----------------------

NUMBER OF SECURITY			                                          EXPIRATION DATE
 SHARES	  LONG POSITION                         COST	      VALUE	    OF OPTION
--------  -------------							----		  -----		---------
10,000	  Commodore Applied
		    Technologies Inc	          $   90,130.00	$  50,000.00	7/29/97
 1,000	  Commodore Applied
		    Technologies Inc		           4,951.50	    5,000.00	10/26/97
 4,500	  Complete Management Inc	          57,435.75	   57,937.50	7/29/97
 1,000	  Consolidated Stainless Inc		   4,500.00	    3,875.00	12/7/97
   500	  Control Data Systems Inc		      11,375.00	   11,000.00	7/16/97
 1,000    Delta Financial Corp		          22,764.00	   18,000.00	6/4/97
44,000	  Disc Graphics Inc		              99,000.00	   90,750.00	12/17/97
 2,000	  Disc Graphics Inc		               6,750.00	    4,125.00	5/7/97
12,500	  Disc Graphics Inc		              37,500.00	   25,781.25	7/7/97
 5,000	  Disc Graphics Inc		              12,500.00	   10,312.50	7/26/97
   500	  ESS Technology Inc		          14,250.00	   14,062.50	4/18/97
   500	  Excalibur Technologies Corp		   8,250.00	    7,875.00	8/18/97
 2,000	  Executone Information
		    Systems Inc	                       5,000.00	    4,750.00	12/24/97
40,000	  Fidelity Holdings Inc		         150,000.00	  180,000.00	11/4/97
 1,000	  Filenes Basement Corp		           3,000.00	    4,125.00	4/26/97
 3,000	  FORE Systems Inc		             107,124.90	   98,625.00	4/16/97
   500	  Forte Software Inc		          16,125.00	   16,375.00	3/22/97
 1,500	  Forte Software Inc		          48,201.35	   49,125.00	3/25/97
 2,000	  Forte Software Inc		          70,784.85	   65,500.00	3/3/97
 2,000	  Forte Software Inc		          71,500.00	   65,500.00	9/11/97
 5,000	  Forte Software Inc		         160,625.00	  163,750.00	2/17/97
 1,000	  Forte Software Inc		          31,178.61	   32,750.00	2/14/97
 1,000	  Forte Software Inc		          32,264.00	   32,750.00	2/28/97
 1,500	  Forte Software Inc		          49,757.05	   49,125.00	3/26/97
 1,000	  Forte Software Inc		          33,734.40	   32,750.00	4/28/97
13,000	  Galileo Corp		                 312,000.00	  326,625.00	7/30/97
 2,000	  Galileo Corp		                  48,000.00	   50,250.00	7/1/97
20,400	  Galileo Corp		                 481,950.00	  512,550.00	6/4/97
12,600	  Galileo Corp		                 302,400.00	  316,575.00	11/20/97
 3,900	  Galileo Corp		                  45,897.15	   97,987.50	4/30/97
 1,000	  Galileo Corp	                      24,896.50	   25,125.00	2/19/97
 6,000	  Galileo Corp		                 162,000.00	  150,750.00	9/4/97
 5,000	  Galileo Corp		                 137,357.50	  125,625.00	9/4/97
20,000	  Galileo Corp		                 237,853.64	  502,500.00	7/12/97
   500	  Galileo Corp		                  12,385.75	   12,562.50	2/18/97
 2,000	  Galileo Corp		                  49,543.00	   50,250.00	2/19/97
 2,000	  Galileo Corp		                  54,543.00	   50,250.00	6/16/97
 5,000	  Galileo Corp		                 134,295.00	  125,625.00	1/3/97
 1,000	  Geotel Communications Corp		  15,125.00	   13,000.00	12/21/97
 1,000	  Geotel Communications Corp		  14,000.00	   13,000.00	6/30/97
10,000	  Hemispherx Biopharma Inc		      44,613.00	   22,500.00	10/14/97

                                       S-3.1

                                                                 SCHEDULE  I
																 (CONTINUED)
                                  GORDON & CO.

                                  ------------

                              MARKETABLE SECURITIES
                              SECURITIES PURCHASED
                       (TO COVER OUTSTANDING CALL OPTIONS)
                               DECEMBER 31, 1996

	                                      DECEMBER 31, 1996
	                                   ----------------------

NUMBER OF SECURITY			                                          EXPIRATION DATE
 SHARES	  LONG POSITION                         COST	      VALUE	    OF OPTION
--------  -------------							----		  -----		---------
10,000	  Hemispherx Biopharma Inc		  $   45,500.00	$   22,500.00	10/15/97
 9,000	  Hemispherx Biopharma
		    Inc WTS		                      14,062.50	     6,187.50	10/29/97
 5,000	  Hemispherx Biopharma
		    Inc UTS		                      20,187.50	    14,687.50	2/10/97
 5,000	  Hemispherx Biopharma
		    Inc UTS		                      25,717.50	    14,687.50	4/29/97
 5,000	  Hemispherx Biopharma
		    Inc UTS		                      22,592.50	    14,687.50	2/11/97
 3,000	  Imclone Systems Inc		          30,300.00	    29,250.00	6/26/97
10,000	  Infinity Companies Inc	               0.00	       625.00	n/a
 2,500	  International Precious
		    Metals Corp		                   7,656.25	    10,937.50	10/13/97
 5,000	  International Precious
		    Metals Corp		                  13,531.50	    21,875.00	2/24/97
   500	  MRV Communications Inc		      11,937.50	    10,875.00	4/30/97
 1,000	  Mti Technology Corp		           2,250.00	     3,312.50	8/4/97
 2,000	  Mehl Biophile
		    International Corp		           9,250.00	     5,125.00	9/16/97
   500	  Micrion Corp		                  10,500.00	    10,875.00	6/20/97
 2,000	  Moscom Corp		                  23,646.50	    15,718.75	2/27/97
 2,000	  Moscom Corp		                  21,000.00	    15,718.75	5/30/97
10,000	  Moscom Corp		                 109,875.00	    78,593.75	2/14/97
 1,750	  National Patent
		    Development		                  13,125.00	    13,453.13	11/8/97
 6,400	  North Star Universal Inc		      48,800.00	    52,000.00	5/28/97
   500	  Nu Skin Asia Pacific Inc		      14,382.00	    15,437.50	5/3/97
 2,000	  Nuko Information Systems Inc		  23,418.00	    22,250.00	6/30/97
   500	  Nuko Information Systems Inc		   7,198.25	     5,562.50	8/21/97
   500	  Nuko Information Systems Inc	       7,073.25	     5,562.50	12/6/97
 7,000	  Oxigene Inc		                  32,426.55	   164,500.00	n/a
75,000	  Oxigene Inc WTS		              99,804.92	   975,000.00	n/a
 5,000	  PDT Inc		                     125,000.00	   140,000.00	5/24/97
10,000	  PDT Inc	                     	 237,500.00	   280,000.00	5/7/97
 5,000	  PDT Inc		                     150,092.50	   140,000.00	1/22/97
 3,000	  PDT Inc		                      82,500.00	    84,000.00	3/10/97
 2,000	  PeopleSoft Inc		              96,521.50	    95,875.00	3/30/97
 5,000	  Projectavision Inc		          17,500.00	    12,812.50	9/13/97
 2,500    Projectavision Inc	               9,687.50	     6,406.25	9/3/97
 2,500	  Projectavision Inc		           9,062.50	     6,406.25	9/24/97
 1,000	  R.G. Barry Corp		              11,125.00	    11,000.00	6/6/97
 1,000	  Security Dynamics		              37,125.00	    31,500.00	4/17/97
 1,000	  Security Dynamics	                  33,875.00	    31,500.00	7/7/97
   500	  Shiva Corp		                  20,010.75	    17,437.50	12/6/97

                                       S-3.2

                                                                 SCHEDULE  I
																 (CONTINUED)
                                  GORDON & CO.

                                  ------------

                              MARKETABLE SECURITIES
                              SECURITIES PURCHASED
                       (TO COVER OUTSTANDING CALL OPTIONS)
                               DECEMBER 31, 1996

	                                      DECEMBER 31, 1996
	                                   ----------------------

NUMBER OF SECURITY			                                          EXPIRATION DATE
 SHARES	  LONG POSITION                         COST	      VALUE	    OF OPTION
--------  -------------							----		  -----		---------
28,000	  Sigma Alpha Group Ltd		      $   66,500.00  $   80,500.00	 11/24/97
27,000	  Sigma Alpha Group Ltd		          67,500.00	     77,625.00	 11/23/97
10,000	  Sigma Alpha Group Ltd		          26,563.00	     28,750.00	 12/31/97
50,000	  Softnet Systems Inc		         475,000.00	    228,125.00	 1/20/97
10,000	  Softnet Systems Inc		          68,125.00	     45,625.00	 8/9/97
10,000	  Softnet Systems Inc	              45,000.00	     45,625.00	 11/1/97
 1,000	  Softnet Systems Inc		           4,889.00	      4,562.50	 11/19/97
 1,000	  Summit Design Inc		              10,260.75	     10,250.00	 12/14/97
 1,000	  Technology Solutions Co.		      40,514.00	     41,500.00	 6/24/97
	 6	  Telefonos De Mexico SA
		    de CV		                           0.00	          9.56	 n/a
   500	  Trinitech Systems Inc		           2,569.50	      2,250.00	 12/21/97
 2,000	  Trinitech Systems Inc		          10,215.60	      9,000.00	 12/21/97
10,000	  Tristar Corp		                  76,250.00	     69,062.50	 5/7/97
15,000	  Tristar Corp		                 106,407.00	    103,593.75	 4/15/97
   500	  Veeco Instruments Inc		           9,250.00	     11,000.00	 7/15/97
   500	  Whitehall Corp		              19,069.50	     21,500.00	 2/10/97
 4,200	  Whitehall Corp		             179,550.00	    180,600.00	 9/26/97
   500    Whitehall Corp		              19,757.00	     21,500.00	 2/28/97
 3,700	  Zila Inc		                      33,300.00	     24,512.50	 2/23/97
   500	  Zoran Corp		                  10,573.25	      9,000.00	 6/6/97
										   ------------ --------------
		  Total Securities	              $8,978,687.12 $10,382,893.94
										  ============= ==============

                                       S-3.3

                                                                 SCHEDULE  II
                                 GORDON & CO.

                                -------------

                     AMOUNTS RECEIVABLE FROM RELATED PARTIES
                   AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES
                         OTHER THAN RELATED PARTIES

----------------------------------------------------------------------------------------
        	                                                             Balance at
                                                  Deductions          December 31, 1996
                                           	    -------------          --------------
	                 Balance at
                     December 31,		      Amounts	 Amounts	   Not
Name of debtor	       1995	      Additions	 collected	written off	 Current	current
----------------------------------------------------------------------------------------
Stanley Gordon Trust
For the Benefit of
Harriett S. Gordon,
pursuant to a
secured demand note
collateral agreement
bearing interest at
2% and fully col-
lateralized by U.S.
Treasury notes
with a maturity of
January 31, 1998	 $1,100,000	 $1,100,000	 $1,100,000	    $-0-	   $-0-	   $1,100,000
-----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
        	                                                             Balance at
                                                  Deductions          December 31, 1996
                                           	    -------------          -------------
	                 Balance at
                     December 31,		      Amounts	 Amounts	   Not
Name of debtor	       1995	      Additions	 collected	written off	 Current	current
----------------------------------------------------------------------------------------
Stanley Gordon Trust
For the Benefit of
Harriett S. Gordon,
pursuant to a
secured demand note
collateral agreement
bearing interest at
2% and fully col-
lateralized by U.S.
Treasury notes
with a maturity of
January 31, 1996	 $1,100,000	   $-0-	       $-0-	      $-0-	     $1,100,000	 $-0-
-----------------------------------------------------------------------------------------

                                                                 SCHEDULE  IX
                                 GORDON & CO.

                                 ------------

	                        YEAR END    	                 DURING THE YEAR ENDED
                     -------------------------       -------------------------------------

                                  WEIGHTED                             		AVERAGE*
                       AMOUNT	   AVERAGE	   MAXIMUM AMOUNT		   ------------------
DESCRIPTION	         OUTSTANDING INTEREST RATE	OUTSTANDING	  AMOUNT OUTSTANDING INTEREST RATE
-----------          ----------- ------------- -------------- ------------------ --------------
Amounts Payable to
 Banks:
December 31, 1996	 $   -0-	     N/A	     $350,000	      $   -0-	           N/A
December 31, 1995	     -0-	     N/A	     $   -0-	          -0-	           N/A
December 31, 1994		 -0-	     N/A	     $   -0-	          -0-	           N/A

----------
*	Average borrowings were calculated using the average month-end borrowings outstanding, and the average interest rates were calculated by dividing the interest expense for such borrowings by the average borrowings outstanding.

									   S-5
                                Next Page is S-7

Gordon & Co.
One Gateway Center
Newton, Massachusetts 02158

In re:  Gordon Limited Price Put and Call Options

Gentlemen:

I have addressed myself to the questions of law concerning the legality of the securities registered by your company with the Securities and Exchange Commission by a Registration Statement dated February 26, 1996 concerning "Limited Price Put and Call Options" as amended by a First Post-Effective Amendment dated February 10, 1997. In my opinion, based upon current laws, regulations, rulings, decisions and policies of the Securities and Exchange Commission, all of which are subject to change at any time, you have legal right to continue to register the securities described in the Registration Statement, as amended, and they will when sold be legally issued, fully paid and non-assessable, and upon issuance thereof there will be a binding obligation on your company as registrant to perform the obligation of all options you issue, including an obligation to repurchase all options you issue, in accordance with the repurchase agreement set forth in the options and in the Prospectus under the heading "Repurchase Agreement in Gordon Options".

I advise you further that, in my opinion, based upon current laws, regulations, rulings, court decisions and policies of the Internal Revenue Service and upon certain private rulings issued to Gordon & Co. by the Internal Revenue Service, all of which are subject to change at any time, all material federal income tax consequences to buyers of Gordon Options are as set forth in the Prospectus Section of the First Post-Effective Amendment to the Registration Statement entitled "Federal Income Tax Considerations".

Neither this opinion nor the discussion in the Prospectus under the caption "Federal Income Tax Considerations" constitutes tax advice to any purchaser of a Gordon Option. That discussion does not address all aspects of federal income taxation that may be relevant to particular holders of Gordon Options in light of their personal investment or tax circumstances or in light of the particular options transactions in which they may engage. Neither does the discussion explain state income tax consequences which may also be significant.

As you know, I am a trustee of The Salke Family Trust which is the general partner of Kezar Limited Partnership, the general partner of Gordon & Co.


	                                               WARREN G. MILLER
                                             ------------------------------
	                                           WARREN G. MILLER, Esquire

Boston, Massachusetts
February 10, 1997

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of Gordon & Co. on Form S-1 of our report dated January 21, 1997 and to our report on the Balance Sheet of Kezar Limited Partnership dated January 21, 1997, appearing in the Prospectus which is a part of such Registration Statement as amended, and to the reference to us under the heading "Legal Opinion and Expert Report" in such Prospectus.

Our audit of the financial statements referred to in our aforementioned reports also included the financial statement schedules of Gordon & Co. as of December 31,1996 and for the year then ended, and the Balance Sheet of Kezar Limited Partnership as of December 31, 1996, listed in Item 16(a)(1) and 16(a)(2) of
Part II of the Registration Statement as amended. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

TOFIAS FLEISHMAN SHAPIRO & CO., P.C.

Cambridge, Massachusetts
February 10, 1997

                            CONSENT OF WARREN G. MILLER

GORDON & CO.

I hereby consent to the use in this First Post-Effective Amendment to the Registration Statement of Gordon & Co. of my opinion dated February 10, 1997 and to the reference to me under the heading "Legal Opinion and Expert Report" in the Prospectus which is a part of such Registration Statement as amended.


	                  							   WARREN G. MILLER
                                             ------------------------------
	                                           WARREN G. MILLER, Esquire

Boston, Massachusetts
February 10, 1997

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this First Post-Effective Amendment to the registration statement of Gordon & Co. has been signed below by the following persons in the capacities and on the dates indicated.

	      Signature	                           Title	             Date
		                                 Principal Executive,
		                                   Financial and
	      MICHAEL B. SALKE	             Accounting Officer	  February 10, 1997
  --------------------------------
	      Michael B. Salke

		                                  General Partner of
	KEZAR LIMITED PARTNERSHIP	             the Issuer

By		   STANLEY GORDON		                              February 10, 1997
  --------------------------------
		Stanley Gordon, Trustee
		        and
By		   WARREN G. MILLER		                              February 10, 1997
  --------------------------------
		Warren G. Miller, Trustee

as they are Trustees of the
Salke Family Trust, its
General Partner